SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant                                    [x]

Filed by a Party other than the Registrant       [ ]

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[ X]	Preliminary Proxy Statement
[ ]	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Under Rule 14a-12

Semotus Solutions, Inc.
(Name of Registrant as Specified In Its Charter)
_________________________________________

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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(1)	Title of each class of securities to which transaction applies:
___________________________________________________________________________________
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___________________________________________________________________________________
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
___________________________________________________________________________________
(4)	Proposed maximum aggregate value of transaction:
___________________________________________________________________________________
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[ ]	Fee paid previously with preliminary materials:
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(1)	Amount previously paid:
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(All numbers are adjusted to give effect to a 1 for 20 reverse stock split that went effective July 20, 2007)

SEMOTUS SOLUTIONS, INC.
718 University Ave., Suite 202
Los Gatos, California 95032
(408) 399-6120

LETTER TO THE STOCKHOLDERS

Dear Semotus Solutions, Inc. Stockholder:

Enclosed is a Proxy Statement for our upcoming Annual Meeting of Shareholders.

As you may know, we have been trying for quite some time to find an appropriate merger partner to combine our respective strengths with and build a successful and sustainable business with for the long term that will generate significant value for our loyal shareholders. We thank you for your patience and are grateful for your continued loyalty.

As reported in our various press releases and SEC reports, we have entered into an acquisition transaction with a private telecom services company, Flint Telecom, Inc. (“Flint”). However, as of the date of this letter, there are still some closing contingencies that must be met before we can finalize the deal.  This Proxy Statement therefore contains some proposals that are totally contingent upon the Flint Transaction closing.

If, for whatever reason, the Flint Transaction does not close, we will continue to look for another merger partner and we will continue to do what is in your best interests.  Our primary objective is to do what is best for our shareholders, and to provide you, our loyal shareholders, with the most value that we can.

I urge you to sign and date the enclosed Proxy and return it promptly in the enclosed postage-paid envelope, or follow the instructions provided for voting by phone or the internet. Thank you.

Sincerely,

/s/ Anthony LaPine
Anthony LaPine
Chairman and Chief Executive Officer
Semotus Solutions, Inc.

July 28, 2008

SEMOTUS SOLUTIONS, INC.
718 University Ave., Suite 202
Los Gatos, California 95032
(408) 399-6120

NOTICE OF 2008 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD SEPTEMBER 17, 2008

Dear Semotus Solutions, Inc. Stockholder:

           You are cordially invited to attend the Annual Meeting of Stockholders of Semotus Solutions, Inc. (“we”, “our” or the “Company”).  We will be holding the Annual Meeting at the Company’s offices located at 718 University Ave., Suite 202, Los Gatos, CA 95032, on September 17, 2008, at 1:00 p.m., Pacific Time.

           At the 2008 Annual Meeting, we will ask you to:
1.	Elect four (4) directors each to serve on our Board of Directors until the 2009 Annual Meeting of Stockholders or until his successor is duly elected and qualified;
2.	Ratify the appointment of L.L. Bradford & Company, LLC as our independent accountants for the fiscal year ending March 31, 2009;
3.	Approve an amendment of our Amended Articles of Incorporation to change the Company’s name from Semotus Solutions, Inc. to Flint Telecom Group, Inc.;
4.	Approve an amendment of our Amended Articles of Incorporation to increase the number of authorized shares of common stock from 50,000,000 to 100,000,000;
5.
Approve an amendment to our 2005 Stock Option Plan to increase the number of shares of common stock issuable upon the exercise of stock options granted under the Plan from 1,150,000 to 2,150,000 shares;

6.
Approve an amendment of our Amended Articles of Incorporation to effect a reverse stock split in a ratio ranging from one-for-two to one-for-five of all our issued and outstanding shares of our common stock; and

7.	Transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

Enclosed with this letter is a Proxy Statement, a proxy card and a return envelope. Also enclosed is our Annual Report on Form 10-KSB for the fiscal year ended March 31, 2008.

           Only holders of common stock of the Company of record at the close of business on July 23, 2008 are entitled to vote at the Annual Meeting. The Board of Directors of the Company is soliciting the proxies.

           Your vote is very important to us regardless of the number of shares that you own. All stockholders, whether or not you expect to attend the Annual Meeting, are urged to sign and date the enclosed Proxy and return it promptly in the enclosed postage-paid envelope, or follow the instructions provided for voting by phone or the internet. The prompt return of proxies or vote by phone or internet will ensure a quorum and save the Company the expense of further solicitation. Each proxy granted may be revoked by the stockholder appointing such proxy at any time before it is voted. If you receive more than one proxy card because your shares are registered in different names or addresses, each such proxy card should be signed and returned to ensure that all of your shares will be voted. If you elect to vote by phone or the internet, the last vote you submit chronologically (by any means) will supersede your prior vote(s). Also, if you vote by phone or the internet, and later decide to attend the Annual Meeting, you may cancel your previous vote and vote in person at the meeting.

BY ORDER OF THE BOARD OF DIRECTORS
________________________
Anthony N. LaPine
Chief Executive Officer and Chairman of the Board

Los Gatos, California
July __, 2008

SEMOTUS SOLUTIONS, INC.
718 University Ave., Suite 202
Los Gatos, California 95032
(408) 399-6120

PROXY STATEMENT

FOR THE 2008 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD SEPTEMBER 17, 2008

GENERAL INFORMATION

This proxy statement provides information that you should read before you vote on the proposals that will be presented to you at the 2008 Annual Meeting of Stockholders of Semotus Solutions, Inc. (the “Company”, “we” or “our”). The 2008 Annual Meeting will be held on September 17, 2008 at our offices located at 718 University Ave., Suite 202, Los Gatos, CA 95032.

This proxy statement provides detailed information about the 2008 Annual Meeting, the proposals you will be asked to vote on at the Annual Meeting, and other relevant information. The Board of Directors of Semotus is soliciting these proxies.

At the Annual Meeting, you will be asked to vote on the following proposals:

1.	Elect four (4) directors each to serve on our Board of Directors until the 2009 Annual Meeting of Stockholders or until his successor is duly elected and qualified;
2.	Ratify the appointment of L.L. Bradford & Company, LLC as our independent accountants for the fiscal year ending March 31, 2009;
3.	Approve an amendment of our Amended Articles of Incorporation to change the Company’s name from Semotus Solutions, Inc. to Flint Telecom Group, Inc.;
4.	Approve an amendment of our Amended Articles of Incorporation to increase the number of authorized shares of common stock from 50,00,000 to 100,000,000;
5.
Approve an amendment to our 2005 Stock Option Plan to increase the number of shares of common stock issuable upon the exercise of stock options granted under the Plan from 1,150,000 to 2,150,000 shares;

6.
Approve an amendment of our Amended Articles of Incorporation to effect a reverse stock split in a ratio ranging from one-for-two to one-for-five of all our issued and outstanding shares of our common stock; and

7.	Transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR ELECTION OF THE BOARD’S NOMINEES FOR DIRECTOR, FOR RATIFICATION OF THE APPOINTMENT OF L.L. BRADFORD & COMPANY, LLC AS INDEPENDENT PUBLIC ACCOUNTANTS, FOR THE COMPANY NAME CHANGE, FOR THE INCREASE IN AUTHORIZED COMMON SHARES,  FOR THE INCREASE IN AUTHORIZED SHARES UNDER OUR STOCK OPTION PLAN, FOR THE REVERSE STOCK SPLIT, AND FOR THE APPROVAL OF EACH OF THE OTHER PROPOSALS.

On August 4, 2008, we will begin mailing this proxy statement to people who, according to our records, owned shares of our common stock as of the close of business on July 23, 2008. We have mailed with this proxy statement a copy of our Annual Report on Form 10-KSB for the fiscal year ended March 31, 2008.

INFORMATION ABOUT THE 2008 ANNUAL MEETING AND VOTING

The Annual Meeting
The Annual Meeting will be held at our corporate headquarters located at 718 University Ave., Suite 202, Los Gatos, CA 95032, on September 17, 2008, at 1:00 p.m., Pacific Time.

This Proxy Solicitation
We are sending you this proxy statement because our Board of Directors (the “Board”) is seeking a proxy to vote your shares at the Annual Meeting. This proxy statement is intended to assist you in deciding how to vote your shares. On August 4, 2008, we will begin mailing this proxy statement and the accompanying proxy card and Annual Report on Form 10-KSB to all people who, according to our stockholder records, owned shares at the close of business on July 23, 2008. In addition, we have provided brokers, dealers, banks, voting trustees and their nominees, at our expense, with additional copies of this proxy statement, proxy card and the Annual Report on Form 10-KSB so that such record holders could supply these materials to the beneficial owners as of July 23, 2008.

Proxies may also be solicited personally by our officers or directors at nominal cost. We may also retain, and pay a fee to, one or more other professional proxy solicitation firms to solicit proxies from our stockholders.  We will bear the entire cost of this proxy solicitation.

Voting Your Shares
You may vote your shares at the Annual Meeting by completing and returning the enclosed proxy card, or by voting in person at the Annual Meeting. Additionally, you may be able to vote by phone or via the internet, as described below.

Whether or not you plan to attend the Annual Meeting, please take the time to vote. Votes may be cast:
• by traditional paper proxy card;
• by phone;
• via the Internet; or
• in person at the Annual Meeting.

Please take a moment to read the instructions, choose the way to vote that you find most convenient and cast your vote as soon as possible.

Voting by Proxy Card. If proxies in the accompanying form are properly executed and returned, the shares of our common stock represented thereby will be voted in the manner specified therein. If not otherwise specified, the shares of our common stock represented by the proxies will be voted (i) FOR the election of the nominees named below as directors of the Company; (ii) FOR the ratification of the appointment of L.L. Bradford & Company, LLC as independent accountants for the year ending March 31, 2009; (iii) FOR the Company name change, (iv) FOR the increase in authorized common stock, (v) FOR the increase in the number of shares of common stock issuable upon the exercise of stock options granted under the Plan, (vi) FOR the reverse stock split, and (vii) in the discretion of the persons named in the enclosed form of proxy on any other proposals which may properly come before the Annual Meeting or any adjournment or adjournments thereof. Any stockholder who has submitted a proxy may revoke it at any time before it is voted, by written notice addressed to and received by the Secretary of the Company, by submitting a duly executed proxy bearing a later date or by electing to vote in person at the Annual Meeting. The mere presence at the Annual Meeting of the person appointing a proxy does not, however, revoke the appointment. IF YOU DECIDE TO VOTE BY PROXY, THE PROXY CARD WILL BE VALID ONLY IF YOU SIGN, DATE AND RETURN IT BEFORE THE ANNUAL MEETING TO BE HELD ON SEPTEMBER 17, 2008.

Voting by Phone or via the Internet. If you are a stockholder of record (that is, if your shares of our stock are registered with us in your own name), you may vote by phone, or through the Internet, by following the instructions included with the enclosed proxy card. If your shares are registered in the name of a broker or other nominee, your nominee may be participating in a program provided through ADP Investor Communication Services that allows you to vote by phone or the Internet. If so, the voting form your nominee sent you will provide phone and Internet voting instructions. The last vote you submit chronologically (by any means) will supersede your prior vote(s). Also, if you vote by phone or the Internet, and later decide to attend the Annual Meeting, you may cancel your previous vote and vote in person at the Annual Meeting.

The deadline for voting by phone or through the Internet as a stockholder of record is 11:59 p.m., EDT, on September 16, 2008. For stockholders whose shares of our common stock are registered in the name of a broker or other nominee, please consult the voting instructions provided by your broker for information about the deadline for voting by phone or through the Internet.

Voting in Person. To vote in person, you must attend the Annual Meeting and obtain and submit a ballot. Ballots for voting in person will be available at the Annual Meeting. To vote by proxy, you must complete and return the enclosed proxy card in time to be received by us by the Annual Meeting. By completing and returning the proxy card, you will be directing the persons designated on the proxy card to vote your shares of our common stock at the Annual Meeting in accordance with the instructions you give on the proxy card.

Attendance at the Annual Meeting will not, by itself, result in the revocation of a previously submitted proxy. Even if you are planning to attend the Annual Meeting, we encourage you to submit the proxy card in advance to ensure the representation of your shares at the Annual Meeting.

If you hold your shares with a broker and you do not tell your broker how to vote, your broker has the authority to vote on all routine proposals.

Vote Required for Approval

Shares Entitled to Vote. On July 23, 2008 (the “Record Date”),  2,990,982 shares of our common stock were issued and outstanding. Each share of our common stock issued and outstanding on the Record Date will be entitled to one vote on each of the proposals.

Quorum. The quorum requirement for holding the meeting and transacting business at the Annual Meeting is that a majority of the issued and outstanding shares of our common stock on the Record Date be present in person or represented by proxy and entitled to be voted. Accordingly, 1,495,492 shares of our common stock must be present in person or by proxy for a quorum to be present. If a quorum is not present, a vote cannot occur. Both abstentions and broker non-votes are counted as present for the purposes of determining the presence of a quorum.

Votes Required. In the election of directors, the four persons receiving the highest number of “FOR” votes will be elected.  Proposal 2 requires the affirmative “FOR” vote of a majority of those shares present and entitled to vote on such proposal. Proposals 3, 4, 5, 6 and 7 require the affirmative “FOR” vote of a majority of the votes cast.

Additional Information
We are mailing our Annual Report on Form 10-KSB for the fiscal year ended March 31, 2008, including consolidated financial statements, to all stockholders entitled to vote at the Annual Meeting together with this proxy statement. The Annual Report on Form 10-KSB does not constitute a part of the proxy solicitation material. The Annual Report on Form 10-KSB tells you how to get additional information about us.

PROPOSAL 1:
ELECTION OF DIRECTORS

Pursuant to a contribution agreement between the Company and Flint Telecom, Inc. (“Flint”), we will acquire the majority of Flint’s assets and liabilities in exchange for shares of our restricted common stock, subject to certain closing conditions, including the completion by Flint of a financing transaction that will generate a minimum of at least $800,000 of proceeds and the completion of an audit of Flint’s fiscal years ending June 30, 2006 and 2007 (the “Transaction”). Upon the closing of this transaction (the “Close”), we expect to issue approximately 28.5 million common shares of Semotus to Flint and approximately 2 million common shares to Mr. LaPine. On a fully diluted basis, taking into consideration our outstanding stock, the stock issuance to Mr. LaPine, and assuming the exercise of Flint’s convertible promissory notes (which will result in the issuance of a maximum potential total of approximately 14,000,000 additional shares) and our outstanding stock options and warrants, there will be a total of approximately 49,000,000 shares outstanding, which will result in Flint owning approximately 90% of the common stock of the Company, Mr. LaPine owning 5% of the Company and the existing Semotus shareholders owning 5%.

The contribution agreement contemplates that, immediately following the Close of the Flint Transaction, two of our currently existing directors will resign (Mr. Mark Williams and Mr. Laurence Murray) and two new directors, Vincent Browne and Michael Butler, will be appointed to the Board of Directors of the Company.  It is anticipated that the Close will occur before the Annual Shareholders’ Meeting.

If the Close occurs before the Annual Meeting of Shareholders, four Directors will be elected and the Board will be comprised of four members.  Nominees for election to the Company’s Board of Directors will be:
Anthony N. LaPine (Chairman)
Robert Lanz
Vincent Browne
Michael Butler

More detailed information about each of the above listed nominees is available in the section of this proxy statement titled "Directors and Executive Officers, if the Flint Transaction Does Close."

If the Close does not occur before the Annual Meeting of Shareholders, four Directors will be elected and the Board will be comprised of four members.  Nominees for election to the Company’s Board of Directors will be:
Anthony N. LaPine (Chairman)
Robert Lanz
Mark Williams
Laurence W. Murray

All of these four nominees are currently members of the Board and have consented to serve as directors if re-elected. More detailed information about each of the above listed nominees is available in the section of this proxy statement titled "Directors and Executive Officers, if the Flint Transaction Does Not Close".

Each successful nominee will be elected to serve for a one-year term, unless he resigns or is removed before his term expires, or until his replacement is elected and qualified. Anthony N. LaPine is also currently our Chief Executive Officer.  Vincent Browne will be our Chief Executive Officer should the Flint Transaction Close.  There are no known arrangements or understandings between any director or executive officer and any other person pursuant to which any of the above-named directors was selected as a director of the Company.

If any of the nominees cannot serve for any reason (which is not anticipated), the Board may designate a substitute nominee or nominees. If a substitute is nominated, we will vote all valid proxies for the election of the substitute nominee or nominees. Alternatively, the Board may also decide to leave the board seat or seats open until a suitable candidate or candidates are located, or it may decide to reduce the size of the Board.

The Board has established the size of the Board at four members. Proxies for the Annual Meeting may not be voted for more than four directors.

Director Independence
The Company is currently quoted on the OTC Bulletin Board inter-dealer quotation system, which does not have director independence requirements. However, for purposes of determining director independence, we have applied the definitions of the NASDAQ Stock Market and the SEC. Accordingly, we have determined that Robert Lanz, Mark Williams and Laurence W. Murray each qualify as “independent” directors as that term is defined by applicable listing standards of the NASDAQ Stock Market and SEC rules, including the rules relating to the independence standards of an audit committee and the non-employee director definition of Rule 16b-3 promulgated under the Exchange Act. Anthony LaPine, Vincent Browne and Michael Butler do not qualify as “independent” directors.

Board Recommendation: The Board unanimously recommends a vote “FOR” each of the nominees to the Board.

PROPOSAL 2:

RATIFICATION OF INDEPENDENT AUDITORS

The Board has appointed L.L. Bradford & Company, LLC, an accounting firm of independent certified public accountants, to act as independent accountants for our Company and its consolidated subsidiaries for our fiscal year ending March 31, 2009.  The Board believes that L.L. Bradford & Company’s experience with and knowledge of our Company are important, and would like to continue this relationship.  L.L. Bradford & Company has advised our Company that the firm does not have any direct or indirect financial interest in our Company or any of its subsidiaries, other than its capacity as our independent certified public accountants providing auditing and accounting services.

In making the recommendation for L.L. Bradford & Company to continue as our Company’s independent accountants for the fiscal year ending March 31, 2009, our management team and the Audit Committee reviewed past audit results and the audit and non-audit services, if any, proposed to be performed during fiscal year 2009.  In selecting L.L.Bradford & Company, the Audit Committee and the Board carefully considered L.L. Bradford & Company’s independence.

L.L. Bradford & Company has confirmed to us that it is in compliance with all rules, standards and policies of the Independence Standards Board and the Securities and Exchange Commission (“SEC”) governing auditor independence.

A representative of L.L. Bradford & Company is not expected to attend the Annual Meeting.  However, if a representative of L.L. Bradford & Company should attend, he or she will have the opportunity to make a statement if he or she desires to do so and will be able to respond to appropriate questions from stockholders.

Board Recommendation: The Board unanimously recommends a vote “FOR” ratification of the appointment of L.L. Bradford & Company, LLC.

PROPOSAL 3:

AMENDMENT OF OUR AMENDED ARTICLES OF INCORPORATION
TO CHANGE THE COMPANY’S NAME

Introduction
Pursuant to a contribution agreement between the Company and Flint Telecom, Inc. (“Flint”), we will acquire the majority of Flint’s assets and liabilities in exchange for shares of our restricted common stock, subject to certain closing conditions, including the completion by Flint of a financing transaction that will generate a minimum of at least $800,000 of proceeds and the completion of an audit of Flint’s fiscal years ending June 30, 2006 and 2007. Upon the closing of this transaction (the “Close”), we expect to issue approximately 28.5 million common shares of Semotus to Flint and 2 million common shares to Mr. LaPine. On a fully diluted basis, taking into consideration our outstanding stock, the stock issuance to Mr. LaPine, and assuming the exercise of Flint’s convertible promissory notes (which will result in the issuance of a maximum potential total of approximately 14,000,000 additional shares) and our outstanding stock options and warrants, there will be a total of approximately 49,000,000 shares outstanding, which will result in Flint owning approximately 90% of the common stock of the Company, Mr. LaPine owning 5% of the Company and the existing Semotus shareholders owning 5%.

The contribution agreement contemplates that, following the Close and after shareholder approval, we shall change our name from Semotus Solutions, Inc. to Flint Telecom Group, Inc.

We therefore propose to amend our Amended Articles of Incorporation (the “Amendment”) to change the Company’s name from Semotus Solutions, Inc. to Flint Telecom Group, Inc. The name change is not intended to become effective if the Close does not occur. Accordingly, the proposal to amend the Company’s Articles of Incorporation to change the Company’s name is subject to the Close, in addition to shareholder approval.

Shareholders will not be required to submit their stock certificates for exchange as a result of the proposed name change. Following the effective date of the amendment changing the name of the Company, all new stock certificates issued by the Company will be printed with the Company’s new name.

Board Recommendation: The Board of Directors recommends a vote “FOR” approval of Proposal 3 to amend our Amended Articles of Incorporation to change the Company’s name from Semotus Solutions, Inc. to Flint Telecom Group, Inc.

PROPOSAL 4:

AMENDMENT OF OUR AMENDED ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 50,000,000 TO 100,000,000

We propose to amend Article IV of our Amended Articles of Incorporation to increase the number of authorized shares of common stock from 50,000,000 to 100,000,000. As amended, Article IV of our Restated Articles of Incorporation would read as set forth below:

“Capital Stock. The aggregate number of shares which this Corporation shall have authority to issue is: One Hundred Million (100,000,000) shares of $0.01 par value each, which shares shall be designated “Common Stock”; and Five Million (5,000,000) shares of $0.001 par value each, which shares shall be designated “Preferred Stock”, and which may be issued in one or more series at the discretion of the Board of Directors.  The Board of Directors is hereby vested with authority to fix by resolution or resolutions the designations and the power, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including without limitation, the dividend rate, conversion or exchange rights, redemption price and liquidation preference, of any series of shares of Preferred Stock and to fix the number of shares constituting any such series, and to increase or decrease the number of shares of any such series (but not below the number of shares thereof then outstanding).  In case the number of shares of any such series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution or resolutions originally fixing the number of shares of such series.  All shares of any one series shall be alike in every particular except as otherwise provided by these Articles of Incorporation or the Nevada Business Corporation Act.”

As of July 23, 2008, we had no shares of preferred stock issued and outstanding,  2,990,982 shares of common stock issued and outstanding and had reserved approximately  1,464,500 shares of common stock for issuance under existing warrants and stock options. Additionally, the contemplated transaction with Flint will result in approximately 30.5 million shares being issued at the Close, and an additional maximum potential issuance of approximately 16.5 million additional shares, comprising of 14 million additional shares to Flint’s existing convertible promissory note holders, 1.5 million shares to Semotus’ existing stock option and/or warrant holders.  The Flint Transaction would therefore result in a total potential issuance of 46 million shares, which would leave us with approximately 1 million additional authorized shares out of the 50 million current total authorized shares.

Our authorized preferred stock of 5,000,000 shares would not be changed by this proposed amendment. Our preferred stock is undesignated. The Board of Directors, without stockholder approval, may issue the preferred stock with voting and conversion rights that could materially and adversely affect the voting power of the holders of common stock, and could also decrease the amount of earnings and assets available for distribution to the holders of common stock.

The rights of additional authorized shares of common stock would be identical to shares now authorized.

The increase in authorized common stock will not have any immediate effect on the rights of existing stockholders. However, the Board will have the authority to issue authorized common stock without requiring future stockholder approval of such issuances, except as may be required by the Certificate of Incorporation and applicable law and regulations. To the extent that the additional authorized shares are issued in the future, they will decrease your percentage equity ownership and, depending upon the price at which they are issued as compared to the price paid by you for your shares, could be dilutive to you and it could have a dilutive effect on our earnings per share, perhaps significantly. Holders of our common stock have no preemptive rights to subscribe for or purchase any additional shares of our common stock that may be issued in the future.

We believe that the proposed increase in the number of authorized shares of common stock is in the best interests of our stockholders. It is important for the Board to have the flexibility to act promptly to meet future business needs as they arise. The Company requires sufficient shares, on a readily available basis, to maintain our financing and capital raising flexibility, fund acquisitions and mergers, enable the use of employee benefit plans such as the 2005 Stock Option Plan, provide for potential stock splits and dividends and for other proper business purposes. Having a limited number of shares available severely limits our flexibility and hinders our ability to raise capital, move quickly with respect to acquisition opportunities and attract and retain employees.

By having additional shares readily available for issuance, we will be able to act expeditiously without spending the time and incurring the expense of soliciting proxies and holding special meetings of stockholders. We have no present plans, agreements, commitments or understandings for the issuance or use of these proposed additional shares of common stock.

The future issuance of additional shares of common stock also could be used to block an unsolicited acquisition through the issuance of large blocks of stock to persons or entities considered by our officers and directors to be opposed to such acquisition, which might be deemed to have an anti-takeover effect (i.e., might impede the completion of a merger, tender offer or other takeover attempt). Our management and Board could use the additional shares to resist or frustrate a third-party transaction providing an above-market premium that is favored by a majority of our independent stockholders. In fact, the mere existence of such a block of authorized but unissued shares, and the Board’s ability to issue such shares without stockholder approval, might deter a bidder from seeking to acquire our shares on an unfriendly basis. We have other provisions in our Amended Articles of Incorporation, Bylaws and credit agreements that could make it more difficult for a third party to acquire us. For example, our Amended Articles of Incorporation and Bylaws provide limitations on removing a director, the ability of the Board to issue preferred stock with such voting, dividend, liquidation and other terms as the Board determines, no cumulative voting for directors, special voting requirements for certain mergers and other business combinations and special procedures for calling special meetings of the stockholders, proposing matters for stockholder approval and nominating directors.

While the authorization of additional shares of common stock alone or together with the preceding provisions may have an anti-takeover effect, the Board does not intend or view the proposed increase in authorized common stock as an anti-takeover measure, nor are we aware of any proposed transactions of this type. We have no present plans or proposals to adopt any other provisions or enter into any other arrangements that may have material anti-takeover consequences.

Board Recommendation: The Board of Directors recommends that you vote “FOR” approval of Proposal 4 to amend our Amended Articles of Incorporation to increase the number of authorized shares of common stock to 100,000,000.

PROPOSAL 5:

AMENDMENT TO THE 2005 STOCK OPTION PLAN

Description of the Plan
In September 2005, the Company adopted the 2005 Stock Option Plan (the “2005 Plan”). The 2005 Stock Option Plan provides for the grant of incentive stock options or non-qualified stock options to purchase shares of the Company’s common stock. The Company is currently authorized to issue up to 1,150,000 shares of common stock under the Plan. We propose to have you approve an increase in the number of shares of common stock issuable upon the exercise of stock options granted under the Plan from 1,150,000 to 2,150,000 shares. The 2005 Plan is attached as Appendix A to this proxy. The Plan expires ten years after its adoption, or in July of 2015.

Under the 2005 Plan, the Board of Directors may grant incentive stock options to purchase shares of the Company’s common stock only to employees, and the Board of Directors may grant non-qualified stock options to purchase shares of the Company’s common stock to directors, officers, consultants and advisers of the Company. The Board of Directors may grant options to purchase shares of the Company’s common stock at prices not less than fair market value, as defined under the Plan, at the date of grant for stock options. The Board of Directors also has the authority to set exercise dates (no longer than ten years from the date of grant), payment terms and other provisions for each grant. In addition, options may be granted to persons owning more than 10% of the voting power of all classes of stock at a price no lower than 110% of the fair market value at the date of grant, as determined by the Board of Directors. Options granted under the Plan generally vest over three years at a rate of 33% after year one and then equally on a monthly basis over the next two years from the date of grant.  Non-qualified options granted under the Plan generally vest 100% immediately.

Amendment
On June 24, 2008 the Board of Directors voted, subject to shareholder approval, to increase the number of shares of common stock subject to options under the 2005 Plan from 1,150,000 to 2,150,000. The Board of Directors believes that the proposed increase is necessary in order for the Company to have sufficient flexibility to provide the amounts and types of incentives to its officers, employees, directors and consultants which are deemed necessary to encourage the Company’s success.

As of July 23, 2008,  1,060,639 stock options have been granted to our employees, officers, directors and consultants and are outstanding under the 2005 Plan, and 939,967 stock options are exercisable under the 2005 Plan. We also have another stock option plan that has expired, our 1996 Stock Option Plan; as of July 23, 2008,  74,223 stock options are still currently outstanding under the 1996 Plan, and 70,120 of those options are exercisable.

No grants of awards are contemplated to be made concurrent with the approval of the proposed amendment to our 2005 Stock Option Plan.

Board Recommendation: The Board of Directors unanimously recommends a vote “FOR” approval of the amendment to the 2005 Stock Option Plan.

PROPOSAL 6:

AMENDMENT OF OUR AMENDED ARTICLES OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT IN A RATIO RANGING FROM ONE-FOR-TWO TO ONE-FOR-FIVE
OF ALL ISSUED AND OUTSTANDING SHARES OF OUR COMMON STOCK

Introduction
We propose to amend our Amended Articles of Incorporation (the “Amendment”) to effect a reverse stock split, in a ratio ranging from one-for-two to one-for-five, of all issued and outstanding shares of our common stock. The Board of Directors reserves the right, notwithstanding stockholder approval, and without further action by the stockholders, to abandon or to delay the reverse stock split, if at any time prior to the filing of the amendment it determines, in its sole discretion, that the reverse stock split would not be in the best interests of our stockholders.  This same proposal was approved at our last year’s Annual Meeting of Shareholders, but the Board of Directors never implemented it.  The most recent stock split we effected was a reverse stock split in a ratio of one-for-twenty on July 23, 2007.

The text that will be included in the Articles of Amendment to effect the reverse stock split in a ratio ranging from one-for-two to one-for-five is as follows:

      “As of the beginning of the first business day (the “Effective Date”) after the filing of this Amendment every [insert number ranging from two to five] issued and outstanding shares of the Corporation’s Common Stock automatically shall be combined and reconstituted into one share of Common Stock, par value $0.01 per share, of the Corporation, thereby giving effect to a one-for-[insert number ranging from two to five] reverse stock split without further action of any kind (the “Reverse Stock Split”). Each holder of a certificate or certificates that immediately prior to the Effective Date represented outstanding shares of Common Stock shall be entitled to receive, upon surrender of such certificates to the Corporation for cancellation, a certificate or certificates representing the number of whole shares (rounded up to the nearest whole shares) of Common Stock held by such holder on the Effective Date after giving effect to the Reverse Stock Split. No fractional shares of Common Stock shall be issued in the Reverse Stock Split; instead, stockholders who would otherwise be entitled to fractional shares will receive a share of common stock in lieu of such fraction. No other exchange, reclassification or cancellation of issued shares shall be effected by this Amendment.”

This proposal does not change the number of total authorized shares of common stock.  Upon this Amendment becoming effective, and if Proposal 4 regarding an increase in the number of authorized shares of common stock is not approved by the stockholders, the number of authorized shares of common stock would remain at 50,000,000 shares of common stock. If both this amendment and Proposal 4 become effective, the number of authorized shares of common stock would increase to 100,000,000 shares of common stock. We do not currently have any plans, proposals or arrangements for the issuance of the additional shares of authorized but unissued common stock that will effectively result from approval of the proposed reverse stock split. See the discussion under “Proposal 4: To Approve an Amendment to our Amended Articles of Incorporation to Increase the Number of Authorized Shares from 50,000,000 to 100,000,000 Shares” below.

Examples. As of the Effective Date of the reverse stock split, all stockholders will own a proportionally reduced number of shares of common stock. For example, if a stockholder owned 1,000 shares of common stock immediately prior to the effective date, then the stockholder would own 200 shares of common stock as of the Effective Date if a one-for-five reverse stock split became effective and 500 shares of common stock as of the Effective Date if a one-for-two reverse stock split became effective, which reflects the same proportional ownership interest in our shares of common stock because all stockholders would have the same reduction. As a further example, if a person held a stock option or warrant for 1,000 shares with an exercise price of $3.00 per share immediately prior to the effective date, the person would hold an option or warrant for 200 shares with an exercise price of $15.00 per share as of the Effective Date in the case of a one-for-five reverse stock split, and 500 shares with an exercise price of $6.00 per share as of the Effective Date in the case of a one-for-two reverse stock split; in each case, however, the holder of the option or warrant must spend $3,000.00 to exercise the option or warrant in full. See “Principal Effects of a Reverse Stock Split — Common Stock” below. As discussed below under “Reasons For a Reverse Stock Split,” we expect the per share market price for our common stock to increase in approximate proportion to the reverse split, although there can be no assurance that it would do so.

Reasons For A Reverse Stock Split
As of July 23 , 2008, our total market value was approximately $ 2.4  million and we had 2, 990,982  shares of common stock issued and outstanding. On such date, the closing price for our common stock on the OTC Bulletin Board was $0.80 per share. We believe that a reverse stock split may be desirable because the increased market price of our common stock expected as a result of implementing a reverse stock split should encourage investor interest and trading in our common stock and improve the marketability and liquidity of our common stock. Because of the trading volatility often associated with low-priced stocks, many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. Some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers. Additionally, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of our common stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher. We recognize that the liquidity of our common stock may be adversely affected by a reverse stock split given the reduced number of shares that would be outstanding after the reverse stock split. However, from August 1, 2007, through June 13, 2008, our daily trading volume has averaged approximately 5,000 shares, and we believe that there will be sufficient post-split shares to provide adequate liquidity for our stockholders. The Board of Directors believes that the anticipated higher market price may reduce, to some extent, the negative effects on the liquidity and marketability of the common stock inherent in some of the policies and practices of institutional investors and brokerage houses described above.

We cannot predict, however, whether a reverse stock split would achieve the desired results. The price per share of our common stock is also a function of our financial performance and other factors, some of which may be unrelated to the number of shares outstanding. Accordingly, there can be no assurance that the closing bid price of our common stock after a reverse stock split would increase in an amount proportionate to the decrease in the number of issued and outstanding shares, or would increase at all, or that any increase can be sustained for a prolonged period of time.

The proposed reverse stock split is not a first step in a “going-private” transaction.  At the present time, we have no intention of effecting such a transaction.

Principal Effects of a Reverse Stock Split
Common Stock
Our common stock is currently registered under Section 12(b) of the Exchange Act, and we are subject to the periodic reporting and other requirements of the Exchange Act. The proposed reverse stock split will not affect the registration of the common stock under the Exchange Act. If any proposed reverse stock split is implemented, our common stock will continue to be reported on the OTC Bulletin Board under the symbol “SMOA,” but all open orders as of the effective date would be canceled by the OTCBB.

After the effective date of a reverse stock split, each stockholder will own a proportionally reduced number of shares of our common stock, as set forth in the examples above. The reverse stock split will affect all of our stockholders uniformly and will not affect any stockholder’s percentage ownership interests in us, except to the extent that a reverse stock split results in any of our stockholders owning a fractional share as described below. Proportionate voting rights and other rights and preferences of the holders of our common stock will not be affected by a reverse stock split other than as a result of the rounding up to one whole share of common stock in lieu of fractional shares. For example, stockholders are not currently entitled to cumulative voting rights and will not be entitled to such rights following the reverse stock split. Further, the number of stockholders of record will not be affected by a reverse stock split.

A reverse stock split will result in some stockholders — those currently owning fewer than 500 to 200 shares, depending on the reverse stock split ratio implemented — owning “odd-lots” of less than 100 shares of our common stock. Brokerage commissions and other costs of transactions in odd-lots are generally somewhat higher than the costs of transactions on “round-lots” of even multiples of 100 shares.

The proposed reverse stock split would not change the number of authorized shares of common stock, as designated by our Amended Articles of Incorporation.

For illustrative purposes, the following table, which is based on 2, 990,982  shares of common stock issued and outstanding,  1,409,126  shares of common stock outstanding and reserved for issuance as of July 23 , 2008, and approximately 49,000,000 shares potentially issued and outstanding and reserved for issuance should the Flint Transaction Close, approximates the effect on our common stock of the proposed one-for-two to one-for-five reverse stock split, and taking into consideration whether Proposal 4 to increase the authorized number of shares of common stock is or is not approved by the stockholders.

	Prior to Reverse Stock Split			After Reverse Stock Split
	Current	If Proposal 4 is not approved	If Proposal 4 is approved	If Proposal 4 is not approved (1)	If Proposal 4 is approved (1)
Authorized Common Stock	50,000,000	50,000,000	100,000,000	50,000,000	100,000,000
Issued and Outstanding	2,990,982	2,990,982	2,990,982	598,196 - 1,495,491	598,196 – 1,495,491
Issued, Outstanding and Reserved for Issuance (2)	4, 400,108	4, 400,108	4, 400,108	880,022 – 2,200,054	880,022 – 2,200,054
Issued, Outstanding and Reserved for Issuance should the Flint Transaction Close (3)	49,000,000	49,000,000	49,000,000	9,800,000 - 24,500,000	9,800,000 – 24,500,000

(1)	Does not reflect the rounding up of fractional shares and resulting issuance of one additional share.
(2)
Includes 2,990,982 shares issued and outstanding, 274,264 shares to be issued upon the exercise of all of our outstanding warrants (see warrants outstanding table included in our Annual Report on Form 10KSB for the year ended March 31, 2008), 1, 134,862 shares to be issued upon the exercise of all of our outstanding stock options.

(3)
Includes all shares as described in footnote (2) above, and also includes the following shares to be issued should the Flint Transaction Close: 28,460,094 shares to be issued to Flint Telecom, Inc., 2,158,100 shares to be issued to Mr. Tony LaPine, and approximately 14,000,000 shares to be issued upon the conversion of Flint Telecom, Inc.’s convertible promissory notes that we would assume as part of the Flint Transaction Close.

The effective increase in authorized shares of common stock that will result from the proposed reverse stock split could be used to block an unsolicited acquisition through the issuance of large blocks of stock to persons or entities considered by our officers and directors to be opposed to such acquisition, which might be deemed to have an anti-takeover effect (i.e., might impede the completion of a merger, tender offer or other takeover attempt). Our management and Board could use the additional shares to resist or frustrate a third-party transaction providing an above-market premium that is favored by a majority of our independent stockholders. In fact, the mere existence of such a block of authorized but unissued shares, and the Board’s ability to issue such shares without stockholder approval, might deter a bidder from seeking to acquire our shares on an unfriendly basis. We have other provisions in our Amended Articles of Incorporation, Bylaws and credit agreements that could make it more difficult for a third party to acquire us. For example, our Amended Articles of Incorporation and Bylaws provide limitations on removing a director, the ability of the Board to issue preferred stock with such voting, dividend, liquidation and other terms as the Board determines, no cumulative voting for directors, special voting requirements for certain mergers and other business combinations and special procedures for calling special meetings of the stockholders, proposing matters for stockholder approval and nominating directors .

Options, Warrants, Convertible Notes And Other Securities
In addition, all outstanding options, warrants, convertible notes and other securities entitling their holders to purchase shares of our common stock would be adjusted as a result of any reverse stock split, as required by the terms of these securities. In particular, the exchange ratio for each instrument would be reduced, and the exercise price per share, if applicable, would be increased, in accordance with the terms of each instrument and based on the one-for-two to one-for-five ratio of the reverse stock split, as set forth in the above example. Also, the number of shares reserved for issuance under the existing employee stock option plans, warrant and convertible notes would be reduced proportionally based on the one-for-two to one-for-five ratio of the reverse stock split.

Fractional Shares
No fractional shares of common stock will be issued as a result of the proposed reverse stock split. Instead, stockholders who otherwise would be entitled to receive fractional shares because they hold a number of shares not evenly divisible by the one-for-two to one-for-five ratio, upon surrender to the exchange agent of such certificates representing such fractional shares, will be entitled to receive an additional share of common stock.

Implementation and Exchange Of Stock Certificates
If our stockholders approve the proposal and our Board of Directors decides to effectuate a reverse stock split, we will file an amendment to our Amended Articles of Incorporation with the Secretary of State of Nevada. The reverse stock split will become effective at the time specified in the amendment — the next business day after the filing of the amendment — which we refer to as the Effective Date.

As of the Effective Date of the reverse stock split, each certificate representing shares of our common stock before the reverse stock split would be deemed, for all corporate purposes, to evidence ownership of the reduced number of shares of our common stock resulting from the reverse stock split, except that holders of unexchanged shares would not be entitled to receive any dividends or other distributions payable by us after the Effective Date until they surrender their old stock certificates for exchange. All shares underlying options, warrants, convertible notes and other securities would also be automatically adjusted on the Effective Date.

Our transfer agent, Computershare Trust Company, Inc., would act as the exchange agent for purposes of implementing the exchange of stock certificates. As soon as practicable after the Effective Date, stockholders and holders of securities convertible into or exercisable for our common stock would be notified of the effectiveness of the reverse stock split. Stockholders of record would receive a letter of transmittal requesting them to surrender their old stock certificates for new stock certificates, which will bear a different CUSIP number, reflecting the adjusted number of shares as a result of the reverse stock split. Persons who hold their shares in brokerage accounts or “street name” would not be required to take any further action to effect the exchange of their shares. No new certificates would be issued to a stockholder until such stockholder has surrendered any outstanding certificates together with the properly completed and executed letter of transmittal to the exchange agent. Until surrender, each certificate representing shares before the reverse stock split would continue to be valid and would represent the adjusted number of shares based on the ratio of the reverse stock split. Stockholders should not destroy any stock certificate and should not submit any certificates until they receive a letter of transmittal.

Certain Federal Income Tax Consequences.
The following is a summary of material United States federal income tax consequences of a reverse stock split. It does not address any state, local or foreign income or other tax consequences. It applies to you only if you held shares of pre-reverse stock split common stock and shares of post-reverse stock split common stock as capital assets for tax purposes. This section does not apply to you if you are a member of a class of holders subject to special rules, such as (i) a dealer in securities or currencies, (ii) a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings, (iii) a bank, (iv) a life insurance company, (v) a tax-exempt organization, (vi) a person who owns shares of common stock that are a hedge or that are hedged against interest rate risks, (vii) a person who owns shares of common stock as part of a straddle or conversion transaction for tax purposes, (viii) a foreign person, or (ix) a person whose functional currency for tax purposes is not the U.S. dollar. This section is based on the Internal Revenue Code of 1986, as amended, its legislative history, existing and proposed regulations under the Internal Revenue Code, published rulings and court decisions, all as currently in effect, all of which are subject to change, possibly on a retroactive basis.

PLEASE CONSULT YOUR OWN TAX ADVISOR CONCERNING THE CONSEQUENCES OF A REVERSE STOCK SPLIT IN YOUR PARTICULAR CIRCUMSTANCES UNDER THE INTERNAL REVENUE CODE AND THE LAWS OF ANY OTHER TAXING JURISDICTION.

Tax Consequences To Common Stockholders
This discussion applies only to United States holders. A United States holder, as used herein, is a stockholder that is: (i) a citizen or resident of the United States, (ii) a domestic corporation, (iii) an estate whose income is subject to United States federal income tax regardless of its source, or (iv) a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust.

No gain or loss should be recognized by a stockholder upon such stockholder’s exchange of pre-reverse stock split shares for post-reverse stock split shares pursuant to a reverse stock split. The aggregate tax basis of the post-reverse stock split shares received in the reverse stock split (including any fraction of a new share deemed to have been received) will be the same as the stockholder’s aggregate tax basis in the pre-reverse stock split shares exchanged therefor. The stockholder’s holding period for the post-reverse stock split shares will include the period during which the stockholder held the pre-reverse stock split shares surrendered in the reverse stock split.

Tax Consequences to the Company
We should not recognize any gain or loss as a result of the proposed reverse stock split.

Accounting Consequences
The par value per share of our common stock would remain unchanged at $0.01 per share after any reverse stock split. As a result, on the Effective Date of a reverse stock split, the stated capital on the Company’s balance sheet attributable to the common stock will be reduced proportionally, based on the ratio of the reverse stock split, from its present amount, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. The net income or loss per share of common stock and net book value will be increased because there will be fewer shares of the common stock outstanding. We do not anticipate that any other accounting consequences would arise as a result of a reverse stock split.

Dissenters’ Rights
Chapter 92A.300 – 92A.500, inclusive, of the Nevada Revised Statutes provides for dissenters’ rights for any amendment to the articles of incorporation that reduces the total number of shares owned by the stockholder to a fraction of a share, if the fractional share created by the amendment is to be acquired by us for cash. We are not acquiring any fractional shares for cash, but instead issuing a whole common share in lieu of any fractional shares.

Board Recommendation: The Board of Directors recommends a vote “FOR” approval of Proposal 6 to amend our Amended Articles of Incorporation to effect a reverse stock split, at the Board of Directors’ discretion, in a ratio ranging from one-for-two to one-for-five, of all issued and outstanding shares of our common stock.

OTHER BUSINESS
As of the date of this proxy statement, our management was not aware of any other matter to be presented at our Annual Shareholders Meeting other than as set forth herein. However, if any other matters are properly brought before our Annual Shareholders Meeting, the shares of our common stock represented by valid proxies will be voted with respect to such matters in accordance with the judgment of the persons voting them. A majority vote of the shares of our common stock represented at the meeting is necessary to approve any such matters.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

Except as otherwise disclosed herein, none of our directors or executive officers, no nominee for election as a director of our Company and no associate or affiliate of any of the foregoing persons has any substantial interest, direct or indirect, by way of beneficial ownership of shares or otherwise, in any matter to be acted upon at the Annual Meeting .

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows certain information regarding the common stock beneficially owned on July 23, 2008 for the following persons: (i) each stockholder we know to be the beneficial owner of 5% or more of our common stock, (ii) our directors and our executive officers named in the Summary Compensation Table (see below), and (iii) all executive officers and directors as a group.  As of July 23, 2008, there were 2,990,982 shares of our common stock issued and outstanding.

	BENEFICIAL OWNERSHIP OF SHARES
NAME AND ADDRESS OF BENEFICIAL OWNERS* (1)	NUMBER OF SHARES		PERCENT
5% Stockholders
Flint Telecom, Ltd. Carrick House 49 Fitzwilliam Square Dublin 2 Ireland	741,818		24.8%
Miro Knezevic & Gail L Knezevic Trustees Knezevic Family Trust 1992 110 Newport Center Drive, Suite 200 Newport Beach, CA 92660	308,152		10.3%
Draper Fisher Jurvetson EPlanet Ventures LP 2882 Sand Hill Rd., Suite 150 Menlo Park, CA 94025	174,737		5.8%

Named Executives
Anthony LaPine	451,250	(2)	15.1%
Pamela LaPine	250,150	(3)	8.4%

Independent Directors
Mark Williams	42,000	(4)	1.9%
Laurence W. Murray	29,250	(5)	1.0%
Robert Lanz	32,250	(5)	1.1%

All Officers and Directors as a Group (9 Persons)	973,375	(6)	32.6%
_____________

*	Unless otherwise indicated, all addresses are c/o Semotus Solutions, Inc., 718 University Ave., Suite 202, Los Gatos, CA 95032.
(1)
This table is based upon information supplied by the named executive officers, directors and 5% stockholders, including filings with the Securities and Exchange Commission (the “SEC”) and information supplied from Computershare, our transfer agent.  Unless otherwise indicated in these notes and subject to the community property laws where applicable, each of the listed stockholders has sole and investment power with respect to the shares shown as beneficially owned by such stockholder.  The number of shares and percentage of beneficial ownership includes shares of common stock issuable pursuant to stock options and warrants held by the person or group in question, which may be exercised or converted on March 31, 2008 or within 60 days thereafter.

(2)	Includes 51,250 shares of common stock and exercisable options to purchase 400,000 of common stock owned directly by Mr. LaPine.
(3)	Includes 150 shares of common stock and exercisable options to purchase 250,000 shares of common stock owned directly by Pamela LaPine.
(4)	Includes 13,000 shares of common stock and exercisable options to purchase 29,000 shares of common stock.
(5)	Includes exercisable options to purchase shares of common stock.
(6)
Includes the shares listed above as beneficially owned by the above listed Named Executive Officers and Independent Directors, and 168,475 shares of common stock underlying currently exercisable options held by other executive officers of the Company.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended requires the Company’s officers (as defined in regulations issued by the SEC) and directors, and persons who own more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file. Based solely on a review of copies of such reports of ownership furnished to us and certifications from executive officers and directors, we believe that during the past fiscal year all filing requirements applicable to our directors, officers and beneficial owners of more than 10% of a registered class of our equity securities were complied with.

DIRECTORS AND EXECUTIVE OFFICERS

If the Flint Transaction Does Not Close:
The following table sets forth information regarding the members of our board of directors and our executive officers who will continue to serve after the Annual Meeting, if the Closing of the Flint Transaction does not occur before the Annual Meeting. All directors hold office for one-year terms until the election and qualification of their successors. Officers serve at the discretion of the board.

Name	Age	Position
Anthony N. LaPine	66	Chairman of the Board and Chief Executive Officer
Pamela B. LaPine	50	President
Charles K. Dargan, II	53	Chief Financial and Accounting Officer
Taliesin Durant	37	Corporate Secretary and General Counsel
Robert Lanz (1)	66	Director
Mark Williams (2)	50	Director
Laurence W. Murray (3)	68	Director
_____________
(1)	Chairman of the Audit Committee; Member of the Compensation Committee and the Nominating and Corporate Governance Committee.
(2)	Chairman of the Nominating and Corporate Governance Committee; Member of the Audit Committee and the Compensation Committee.
(3)	Chairman of the Compensation Committee; Member of the Audit Committee and the Nominating and Corporate Governance Committee.

There is no family relationship between any director or executive officer except that Anthony N. LaPine and Pamela B. LaPine are husband and wife. There are no known arrangements or understandings between any director or executive officer and any other person pursuant to which any of the above-named executive officers or directors was selected as an officer or director.

Biographies:

Anthony N. LaPine began with the Company as President and one of our directors since June of 1996. In June of 1997 Mr. LaPine was elected Chief Executive Officer, and in August of 1997, Mr. LaPine was elected Chairman of the Board. In December of 2005 Mr. LaPine resigned from his position as President, but currently remains our Chief Executive Officer and Chairman of the Board.  Mr. LaPine’s career began at IBM where he served as a member of the engineering team that developed the modern disc drive. In 1969 he was recruited as one of the founders of Memorex’s Equipment Group where he was instrumental in developing the floppy disc drive. After the sale of Memorex to Unisys, Mr. LaPine was recruited to re-engineer the Irwin/Olivetti Company, where he orchestrated the invention of the first removable cartridge tape backup in personal computers. Subsequently, he formed LaPine Technology, raised thirty million dollars and launched the 31/2-inch Winchester disk drive technology that is now the industry standard. Mr. LaPine then sold LaPine Technology, and formed the LaPine Group, a private investment and management-consulting firm. Mr. LaPine received a BSEE Cum Laude, from San Jose State University, an MSEE from the University of Santa Clara and an MBA from the University of San Francisco. He later became an alumnus of Stanford’s Graduate School of Business through its Executive Program

Pamela LaPine began with the Company in 1996 and currently serves as our President. She is responsible for the sales, marketing, account management and strategic direction of the Company. Mrs. LaPine began as the Company’s Director of Administration in 1996 and then moved to Vice President of Operations in 1997. In October of 1998 she moved into the position of Vice President of Marketing, and in 2000 was promoted to Executive Vice President of Sales and Marketing, and President of Financial Services. Pamela LaPine is a seasoned business professional with over 20 years of management experience in Silicon Valley high tech companies. She has extensive experience in corporate operations, finance, marketing and business development. Mrs. LaPine started her management career as Marketing Director at Digital Recording Corporation, and then transitioned to LaPine Technologies, where she was responsible for strategic planning. She has also held executive positions with Partners Petroleum and Olympiad Corporation. Mrs. LaPine did her undergraduate studies at the University of Utah.

Charles K. Dargan, II is our Chief Financial and Accounting Officer. Mr. Dargan was on the Board from March 1999 to July 2002; he resigned as a member of the Board effective as of July 31, 2002.  Mr. Dargan was the Executive Vice President of Operations and Administration for the Company from April 2000 to January 2001, at which time Mr. Dargan became our Chief Financial and Accounting Officer. Mr. Dargan is also currently the founder and Chief Executive Officer of CFO 911, an accounting and finance company. Prior to joining Semotus, Mr. Dargan served as a Managing Director of Corporate Finance for The Seidler Companies Incorporated, a private brokerage, investment banking and public finance firm. In addition, he was a partner and Chief Financial Officer of the investment banking firm of Ambient Capital, was a Managing Director of Corporate Finance at L.H. Friend, Weinress, Frankson & Presson, Inc., and a First Vice President at Drexel Burnham Lambert, Incorporated. His accounting and financial industry experience has made him an expert in public and private debt and equity finance, mergers and acquisitions and financial management of and planning for emerging growth companies. Mr. Dargan graduated from the University of Southern California with an MBA and an MS in Finance, and possesses an A.B. in Government and Economics from Dartmouth College. He also holds accounting and finance industry certifications of Chartered Financial Analyst (CFA) and Certified Public Accountant (CPA).

Taliesin (Tali) Durant joined the Company in August 1999 and has been our Corporate Secretary and in-house counsel since January 2000. Ms. Durant provides legal counsel for all of our corporate, financial and business matters. She also plays a crucial role in the Company's business development and merger and acquisition strategy. Ms. Durant possesses expertise in a number of business and legal disciplines, including those related to mergers and acquisitions, technology licensing, and software development and service contracts. Further, she is experienced in providing legal counsel in the areas of small business development, securities law matters and intellectual property safeguards. Ms. Durant is a member of the California State Bar Association, having earned a Juris Doctor degree at Northwestern School of Law at Lewis and Clark College. While completing her final year of law school at Santa Clara University School of Law, Ms. Durant received the Cali Excellence for the Future Award for excellent achievement in the study of technology licensing. Ms. Durant also earned a Bachelor of Arts in Economics from Connecticut College.

Robert Lanz has served on our Board and as Chairman of our Audit Committee since November of 2001. Mr. Lanz has over 35 years of accounting and management experience. Mr. Lanz is Managing Director of the Silicon Valley office of The Financial Valuation Group, a business valuation consulting and litigation services firm, Managing Partner of RAMP Partners, LLC, an accounting and financial management consulting firm, and Senior Advisor to CBIZ Northern California, an accounting and consulting firm.  Mr. Lanz is a certified public accountant and a graduate of UCLA. From 1998 to 2000, he was an audit and business advisory partner with BDO Seidman, LLP, an international accounting and consulting firm, and Meredith, Cardozo, Lanz & Chiu, LLP. Mr. Lanz previously retired from KPMG LLP, after a 27-year career with that firm, where he was an audit and SEC reviewing partner. He has also served as chief financial officer of public and private companies, including a successful IPO.

Mark Williams joined our Board on August 1, 2002. Mr. Williams has over 25 years of accounting and management experience. Mr. Williams currently is a partner in the Firm of Ruzzo, Scholl & Murphy. From 2002 to 2007 he operated his own accounting firm.  From 2000 to 2002 Mr. Williams was CFO and a General Partner of University Technology Ventures. Previously, from 1990 to 2000, he was a Partner at Ruzzo, Scholl and Murphy Accountancy Corporation. For eight years before that, Mr. Williams was a tax manager at Price Waterhouse. Mr. Williams is a member of the American Institute of Certified Public Accountants.  Mr. Williams earned his Bachelor of Science in Accounting from San Jose State University.

Laurence W. Murray joined our Board on November 19, 2002.  Mr. Murray has over 30 years of experience in finance, accounting and management. Currently, Mr. Murray is a professor of finance and international business at the University of San Francisco, as well as a consultant, specializing in corporate planning and financial strategy. Mr. Murray is also an adjunct professor of international business at the University of California, Berkeley. Mr. Murray holds a Ph.D. in economics and finance from Clark University, a M.S. in economics from the University of Missouri, and a B.A. in business from the University of Northern Iowa.

To the best of our knowledge, our officers and directors have neither been convicted in any criminal proceedings during the past five years nor are parties to any judicial or administrative proceeding during the last five years that resulted in a judgment, decree or final order enjoining then from future violations of, or prohibiting activities subject to, federal or state securities laws or a finding of any violation of federal or state securities laws or commodities laws. With the exception of Mr. Williams, who filed a Chapter 7 petition under the federal bankruptcy laws on September 29, 2004 which was discharged on December 29, 2004, no bankruptcy petitions have been filed by or against any business or property of any of our directors or officers, nor has a bankruptcy petition been filed against a partnership or business association in which these persons were general partners or executive officers.

If the Flint Transaction Does Close:
Set forth below is certain information relating to the nominees for directors and executive officers who would continue to serve after the Annual Meeting if the Closing of the Flint Transaction does occur:

Name	Age	Position
Vincent Browne	40	Chief Executive Officer
Anthony N. LaPine	66	Chairman of the Board
Nick Scott	50	President
Chris Knight	35	Chief Information Officer
Charles K. Dargan, II	53	Chief Financial and Accounting Officer
Taliesin Durant	37	Corporate Secretary and General Counsel
Pamela LaPine	50	President, Semotus Business Division
Robert Lanz (1)	66	Director
Michael Butler	53	Director
_____________
(1)	Chairman of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee.

There is no family relationship between any director or executive officer except that Anthony N. LaPine and Pamela B. LaPine are husband and wife. There are no known arrangements or understandings between any director or executive officer and any other person pursuant to which any of the above-named executive officers or directors was selected as an officer or director.

The biographies of Anthony N. LaPine, Charles K. Dargan, II, Taliesin Durant, Pamela LaPine and Robert Lanz are located above, under the Section Titled, "Directors and Executive Officers, If the Flint Transaction Does Not Close."

Vincent Browne. Mr. Browne founded Flint Telecom, Ltd, Flint Telecom, Inc.’s parent company, in December of 2004 and Flint Telecom, Inc. was incorporated in July of 2005. Mr. Browne has been CEO of both Flint Telecom, Ltd. and Flint Telecom, Inc. since their inception, and he will be our CEO should the Flint Transaction Close.  Mr. Browne has over 15 years experience in the ICT sector. Prior to joining Flint, Mr. Browne founded Prime Carrier Limited (PCL) in 2000 and was its CEO. PCL provides advanced Least Cost Routing software and systems to Tier 1 operators across the globe. During his time as founding CEO at PCL, he raised over €12m in various funding rounds and successfully negotiated several multi-million dollar contracts with international customers. Prior to that, Mr. Browne worked with Siemens and Esat BT. Mr. Browne holds a BComm degree from University College Dublin.

Nick Scott. Mr. Scott became Flint Telecom, Inc.’s President in February of 2008 and will be our President should the Flint Transaction Close.  Mr. Scott is also currently President and CEO of Lynx Telecommunications Corporation (Lynx), which he founded in 1996.  Lynx is an Authorized Sales Representative (ASR) for BellSouth, and Lynx designs, orders, implements and manages numerous sonet facilites, complex voice and data networks for numerous corporate customers. Mr. Scott graduated from the Royal Agricultural College in England with a diploma in Rural Estate Management (business management based on agriculture).

Chris Knight. Mr. Knight became the Chief Information Officer of Flint Telecom, Inc. in February of 2008 and will be our CIO should the Flint Transaction Close. Mr. Knight has over 15 years experience in the telecom industry.  Prior to Flint, Mr. Knight was the Chief Technology Officer at BroadStar, a triple play company with services in voice, cable television and high speed Internet services that eventually merged into PrimeCast, where he designed and rebuilt the technology infrastructure.  Prior to that, he designed and deployed the first city-wide wireless network in the Ft. Lauderdale area. During the mid to late 1990’s, Mr. Knight was the Founder and CEO of Network Solutions Group, which specialized in domain name resolution, web hosting and ISP services.

Michael Butler. Mr. Butler became Flint Telecom, Inc.’s Finance Director in February of 2006, and will become one of the members of our board of directors should the Flint Transaction Close.  Mr. Butler has over 30 years experience in Accountancy and Insolvency practices in Ireland. Most recently as Managing Partner with Butler & Co, which he built to become one of the leading insolvency practices in Ireland. Mr. Butler is a prolific investor in early stage technology and internet companies, most notably Coretime.com which was sold to Sage, and Hostelworld.com, the World’s leading hostel booking engine. Mr. Butler has a BComm from University College Dublin and is a Member of the Irish Institute of Credit Managers.

To the best of our knowledge, these nominees for officers and directors should the Flint Transaction Close, have neither been convicted in any criminal proceedings during the past five years nor are parties to any judicial or administrative proceeding during the last five years that resulted in a judgment, decree or final order enjoining then from future violations of, or prohibiting activities subject to, federal or state securities laws or a finding of any violation of federal or state securities laws or commodities laws. To the best of our knowledge, no bankruptcy petitions have been filed by or against any business or property of any of these nominees, nor has a bankruptcy petition been filed against a partnership or business association in which these persons were general partners or executive officers.

Director Nominee Criteria and Process
The Nominating and Corporate Governance Committee is responsible for reviewing and recommending nominees to the Board, which is responsible for approving director candidates for nomination by the Board.  The Nominating and Corporate Governance Committee unanimously recommended the nominees for election to the Board for the 2008 Annual Meeting.  The Committee’s objective, pursuant to its charter, is to assist the Board in identifying qualified individuals to become Board members, in determining the composition of the Board and its committees, in monitoring a process to assess Board effectiveness and in developing and implementing our corporate governance guidelines.

In considering director candidates, the Committee will consider, among other things, those individuals who have the highest personal and professional integrity, who shall have demonstrated exceptional ability and judgment and who shall be most effective, in conjunction with the other nominees to the Board, in collectively serving the long-term interests of the stockholders.  Our Nominating and Corporate Governance Committee did not pay a third party to identify or evaluate potential nominees in fiscal 2008 or with respect to the current or alternative slate.  However, the Committee will take suggestions from many sources, including, but not limited to, stockholders or third-party search firms.

Stockholder Nominations for Directors
Our stockholders may submit candidates for consideration as director nominees.  All candidate submissions must comply with the requirements of our certificate of incorporation and bylaws, as well as the requirements of the Securities Exchange Act of 1934.  Our Bylaws contain certain time limitations and procedures for stockholder nominations of directors.  Any stockholder who intends to bring before an annual meeting of stockholders any nomination for director shall deliver a written notice to the Secretary of our company setting forth specified information with respect to the stockholder and additional information as would be required under Regulation 14A under the Exchange Act and Rule 14a-8 for a proxy statement used to solicit proxies for such nominee.  In general, the notice must be delivered not less than one hundred and twenty (120) days prior to the first anniversary of the preceding year’s mailing date of the annual meeting’s proxy statement.

EXECUTIVE COMPENSATION

The following table summarizes the total compensation paid to, earned or received by our Named Executive Officers, who are the Chief Executive Officer and all other executive officers who received annual remuneration in excess of $100,000 during the last three fiscal years ending March 31, 2008, 2007 and 2006.
SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Anthony LaPine, Chairman and Chief Executive Officer	2008 2007 2006	144,720(1) 216,000 234,000	-- -- --	-- -- --	59,412(2) -- --	-- -- --	-- -- --	12,387 (3) 15,392 (4) 15,392 (4)	216,519 235,392 249,392
Pamela LaPine, President	2008 2007 2006	144,704 142,800 120,800	-- -- --	-- -- --	37,132 (5) -- --	-- -- --	-- -- --	11,958 (6) 12,000 (6) 12,000 (6)	193,794 150,800 132,800

1.
Actual annual salary, per Mr. LaPine’s employment agreement, is $240,000, with a voluntary $24,000 annual reduction.  The further annual reduction of $71,280 to $144,720 is due to a deferral on the timing of payment only and not a further voluntary reduction in salary.

2.
Represents the total value of an option grant to purchase 400,000 shares of common stock granted on March 28, 2008, 100% immediately vested at an exercise price of $0.275 per share through the Company’s 2005 Stock Option Plan, with a term of 5 years.

3.	Represents company-paid life insurance premiums of $3,392 and an automobile allowance of $8,995.

4.	Represents company-paid life insurance premiums of $3,392 and an automobile allowance of $12,000.

5.
Represents the total value of an option grant to purchase 250,000 shares of common stock granted on March 28, 2008, 100% immediately vested at an exercise price of $0.275 per share through the Company’s 2005 Stock Option Plan, with a term of 5 years.

6.	Represents automobile allowances and/or mileage reimbursements.

Narrative Disclosure to Summary Compensation Table

Anthony N. LaPine became the Company's Chairman, President and Chief Executive Officer on May 1, 1996. Mr. LaPine resigned from his position as President on December 14, 2005, but remains the Company’s Chairman and Chief Executive Officer.  In connection with his employment, the Company entered into a three year employment agreement with Mr. LaPine on May 1, 1996, which automatically renewed for additional one year periods until July 14, 2007. Under this employment agreement, Mr. LaPine was entitled to a base salary at the rate of $240,000 per year, plus discretionary increases in accordance in conformity with the Company’s standard review procedure. As of March 31, 2006 and for the fiscal years ended March 31, 2007 and 2008, Mr. LaPine took a voluntary pay reduction of $24,000 in his base salary, so that his annual base salary was $216,000.  Mr. LaPine also received a car allowance in the amount of $1,000 per month.  Mr. LaPine was eligible for an annual bonus at a target of 50% of base salary, but Mr. LaPine did not receive a bonus for the fiscal years ended March 31, 2006, 2007 or 2008.

Effective July 15, 2007, the Compensation Committee agreed that the Company should terminate the existing employment agreement with Mr. LaPine and enter into a new employment agreement with Mr. LaPine.  On March 28, 2008, the Committee agreed that the Company should extend the initial three year term of Mr. LaPine’s existing employment agreement by one year, so that the initial term of his employment agreement will expire after four years, or on July 15, 2011.  Under this new employment agreement, as amended on March 28, 2008, Mr. LaPine is entitled to a base salary of $240,000 per year, for an initial term of four years, plus discretionary increases in accordance with the Company’s standard review procedure. However, Mr. LaPine’s previous voluntary decrease of $24,000 annually in compensation will continue with the same voluntary decrease in his annual salary under the new employment agreement so that Mr. LaPine continues to be compensated at an annual salary of $216,000.  Mr. LaPine also receives a car allowance in the amount of $1,000 per month, and he receives health, dental and vision insurance, but contributes the same percentage towards the monthly premium as all of our employees. Mr. LaPine is eligible for an annual bonus, with the actual amount of bonus paid to be determined by the Committee in its sole discretion, based upon such factors and performance goals as the Committee deems appropriate.

If Mr. LaPine’s employment is terminated by the Company without cause or by Mr. LaPine for good reason as provided in the Agreement, or if the Company is acquired or dissolves and a new employment agreement satisfactory to Mr. LaPine cannot be reached (a “Severance Event”), all stock and stock options of the Company then owned by Mr. LaPine which are unvested shall become immediately fully vested, and the Company shall pay to Mr. LaPine severance pay equal to the remaining years and/or months of his then current base salary that are due, based on a four year agreement term. If a Severance Event occurs, Mr. LaPine would receive between $720,000 (using a Severance Event date of July 15, 2008) and $0 (using a Severance Event date of July 15, 2011), depending on the actual date the Severance Event occurs.

During fiscal years 2006 and 2007, neither Mr. LaPine nor Mrs. LaPine were granted any additional stock options or other long term incentive compensation.  On March 28, 2008, the Committee granted 400,000 options to Mr. LaPine and 250,000 options to Mrs. Lapine, to purchase common stock of the Company under the Company’s 2005 Stock Option Plan, at an exercise price of $0.275 per share, which is equal to 110% of the fair market value on the grant date, vesting immediately and having a five year term.  On April 2, 2008, Mr. LaPine and Mrs. LaPine voluntarily cancelled all of their other outstanding stock options.

 Outstanding Equity Awards at Fiscal Year-End:
	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Anthony Lapine	400,000	--	--	0.275	03/28/2013	--	--	--	--
	18,500(1)	--	--	3.40	01/12/2010	--	--	--	--
	15,000(1)	--	--	3.40	03/05/2011	--	--	--	--
	4,050(1)	--	--	3.40	05/16/2012	--	--	--	--
	20,000(1)	--	--	7.00	05/16/2013	--	--	--	--
	5,000(1)	--	--	8.20	07/24/2013	--	--	--	--
Pamela Lapine	250,000	--	--	0.275	03/28/2013	--	--	--	--
	2,500(1)	--	--	3.40	01/12/2010	--	--	--	--
	2,500(1)	--	--	3.40	12/27/2010	--	--	--	--
	10,000(1)	--	--	3.40	03/05/2011	--	--	--	--
	1,750(1)	--	--	3.40	05/16/2012	--	--	--	--
	2,000(1)	--	--	8.20	07/24/2013	--	--	--	--

1.  On April 2, 2008, Mr. LaPine and Mrs. LaPine voluntarily cancelled these stock options.

Stock Option Plans
We currently have two authorized stock option plans, the 1996 Stock Option Plan, as amended, which terminated in June of 2006, and the 2005 Stock Option Plan, which will terminate in July of 2015.  Descriptions of the two Stock Option Plans are located under Footnote 10 of our Annual Report on Form 10-KSB, a copy of which is included with this proxy statement.

Summary Information Concerning Stock Option Plans.
The following table sets forth certain information relating to our stock option plans as of March 31, 2008:

Equity Compensation Plan Information
Plan Category	Plan Name	Number of securities to be issued upon exercise of outstanding options (a)	Weighted-average exercise price of outstanding options (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity Compensation plans approved by security holders	The 1996 Stock Option Plan	159,600	$ 5.43	--
	The 2005 Stock Option Plan	950,636	$ 0.46	186,364
		---------------------------	---------------------	----------------------------
Total		1,110,236	$ 1.17	186,364

DIRECTOR COMPENSATION

Except for discretionary grants of stock options, our directors are not compensated for their services as directors. Directors who are employees are eligible to participate in our equity incentive plan. The following table summarizes data concerning the compensation of our directors for the fiscal year ended March 31, 2008.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)		Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Robert Lanz	-	-	3,834	(1)	-	-	-

Mark Williams	-	-	3,834	(1)	-	-	-

Laurence Murray	-	-	3,834	(1)	-	-	-

(1)
Represents the value of 25,000 options to purchase shares of our common stock under our 2005 Stock Option Plan, granted to each director on March 28, 2008, 100% immediately vested and exercisable at $0.25 per share.

Indebtedness of Directors, Officers and Others
Our directors, senior officers, and their associates were not indebted to us or to any of our subsidiaries at any time since the beginning of our last completed fiscal year.

Directors’ and Officers’ Liability Insurance
 We currently have directors’ and officers’ liability insurance insuring our directors and officers against liability for acts or omissions in their capacities as directors or officers, subject to certain exclusions. Such insurance also insures us against losses which we may incur in indemnifying our officers and directors. In addition, we have a corporate indemnification agreement in place with our executive officers and directors, and such persons shall also have indemnification rights under applicable laws, as well as our certificate of incorporation and bylaws.

Employment Agreement with Mr. LaPine
The Company entered into a three-year employment agreement with Anthony LaPine, our CEO, which became effective on May 1, 1996, and was extended and effective to July 14, 2007.  According to the agreement, Mr. LaPine received a base salary of $240,000 per year, plus discretionary increases in conformity with the Company’s standard review procedure. However, as of March 31, 2006 Mr. LaPine took a voluntary salary reduction in the amount of $24,000 per year.  Mr. LaPine was also given a car allowance that was not to exceed $1,000 a month. Mr. LaPine received health, dental and vision insurance, but contributed the same percentage towards the monthly premium as all of our employees. If we terminated Mr. LaPine’s employment agreement prior to the end of the current term for reasons other than disability, or if Mr. LaPine terminated the agreement for “good reason” as defined in the agreement, we were required to continue paying the salary and other benefits for the duration of the term of the agreement.

Effective July 15, 2007, the Compensation Committee agreed that the Company should terminate the previous employment agreement with Mr. LaPine and enter into a new employment agreement with Mr. LaPine.  On March 28, 2008, the Committee agreed that the Company should extend the initial three year term of Mr. LaPine’s existing employment agreement by one year, so that the initial term of his employment agreement will expire after four years, or on July 15, 2011.  Under this new employment agreement, as amended on March 28, 2008, Mr. LaPine is entitled to a base salary of $240,000 per year, for an initial term of four years, plus discretionary increases in accordance with the Company’s standard review procedure. However, Mr. LaPine’s previous voluntary decrease of $24,000 annually in compensation will continue with the same voluntary decrease in his annual salary under the new employment agreement so that Mr. LaPine continues to be compensated at an annual salary of $216,000.  Mr. LaPine also receives a car allowance in the amount of $1,000 per month. Mr. LaPine receives health, dental and vision insurance, but contributes the same percentage towards the monthly premium as all of our employees. Mr. LaPine is eligible for an annual bonus, with the actual amount of bonus paid to be determined by the Committee in its sole discretion, based upon such factors and performance goals as the Committee deems appropriate.

If Mr. LaPine’s employment is terminated by the Company without cause or by Mr. LaPine for good reason as provided in the Agreement, or if the Company is acquired or dissolves and a new employment agreement satisfactory to Mr. LaPine cannot be reached (a “Severance Event”), all stock and stock options of the Company then owned by Mr. LaPine which are unvested shall become immediately fully vested, and the Company shall pay to Mr. LaPine severance pay equal to the remaining years and/or months of his then current base salary that are due, based on a four year agreement term. If a Severance Event occurs, Mr. LaPine would receive up to a maximum total of $720,000, using a Severance Event date of July 15, 2008, and such amount would decrease depending on the actual Severance Event date, with Mr. LaPine receiving $0 as of a Severance Event date of July 15, 2011.

Employment Agreement with Mr. LaPine Should the Flint Transaction Close
Should the Flint Transaction Close, Mr. LaPine’s employment agreement will be amended to include the following changes: (i) Mr. LaPine’s title shall change from Chairman and Chief Executive Officer to Chairman; (ii) Mr. LaPine’s job description shall change to performing services commensurate with his position as Chairman, maintaining Semotus’ public listing and SEC compliance and managing the day-to-day operations relating to the Semotus Business; (iii) Mr. LaPine shall be issued Two Million One Hundred Fifty-Eight Thousand (2,158,000) shares of voting restricted common stock of Semotus (evidencing an approximate five percent (5%) ownership of Semotus on a fully-diluted basis taking into account the Semotus Shares issued to Flint at the Closing but excluding for these purposes any shares outstanding or available for issuance under Semotus’ existing stock option plans); and (iv) Mr. LaPine shall have the right to purchase (at any time within the three-year period commencing on the date of Closing) or, in the event the Board shall determine to dispose of the Semotus Business unit prior to the end of such three-year period, a right of first refusal with respect thereto, in exchange for (1) the 2,158,000 shares issued or (2) the fair market value of the Semotus Business at the time Mr. LaPine exercises his right to purchase payable by delivery of 2,158,000 shares of common stock of Semotus or cash, whichever is less.  “Semotus Business” as used herein shall have the meaning set forth in Section 7.18 of the Contribution Agreement and shall expressly include all Intellectual Property and all assets (including cash and cash equivalents, personnel and accounts receivable) and liabilities (including accounts payable, accrued liabilities, lease obligations and personnel obligations) of the Semotus Business at the time the right of first refusal is exercised.

As of July 23, 2008, no other employment agreements have been entered into or agreed upon.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Effective July 15, 2007, the Compensation Committee agreed that the Company should terminate the existing employment agreement with Mr. LaPine and enter into a new employment agreement with Mr. LaPine for a term of three years.  On March 28, 2008, the Committee agreed that the Company should extend the initial three year term of Mr. LaPine’s existing employment agreement by one year, so that the initial term of his employment agreement will expire after four years, or on July 15, 2011.  Should the Flint Transaction Close, Mr. LaPine's employment agreement will be amended to include a number of changes; please see the “Employment Agreements” section above, for full details.

CORPORATE GOVERNANCE INFORMATION
Code of Ethics
 We have adopted a code of ethics that applies to all of our officers, directors and employees, including our Chief Executive Officer and Chief Financial Officer. We have also adopted a code of ethics that applies specifically to our principal executive officer and senior financial officers.  Copies of our two codes of ethics are available on our website at www.semotus.com , the content of which website is not incorporated by reference into, or considered a part of, this document .

Stockholders can access our corporate governance information, including our Code of Ethics for Principal Executive Officers and Senior Financial Officers and the charters of the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee, at our website, www.semotus.com , the content of which website is not incorporated by, referenced into, or considered a part of, this document.

MEETINGS OF THE BOARD OF DIRECTORS AND BOARD COMMITTEES

The Board currently consists of four members. The Board held four (4) meetings during fiscal year 2008, and executed 16 unanimous consents in lieu of holding directors' meetings. Each of the directors appointed at that time attended all meetings of the Board.  During the fiscal year, as required from time to time, the non-management directors met in executive sessions without the presence of management.

 Our Board has not adopted a formal policy regarding directors’ attendance at our annual meeting of the stockholders.  However, our directors are strongly encouraged to attend the Annual Meeting. Anthony LaPine and Robert Lanz both attended our 2007 Annual Meeting.

The standing committees of the Board include an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee.   The Nominating and Corporate Governance Committee was formed in November of 2003.  All members of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee are independent directors as such term is defined in the applicable listing standards imposed by the American Stock Exchange.

Audit Committee. The Audit Committee currently consists of Messrs. Lanz, Williams and Murray, with Mr. Lanz as its chairman.

Mr. Lanz was elected to the Board and to the Audit Committee in November of 2001.  The Board has considered whether the members of the Audit Committee satisfy the additional “independence” and “financial literacy” requirements for Audit Committee members as set forth in the Item 7(d)(3)(iv) of Schedule 14A and as adopted in the applicable listing standards imposed by the American Stock Exchange.  The Board has concluded that all current members of the Audit Committee satisfy these heightened independence requirements.  The Board has also determined that Mr. Lanz is an audit committee financial expert and is independent of management, as required under Section 407 of the Sarbanes-Oxley Act of 2002.  The Board believes that Mr. Lanz is qualified to be an “audit committee financial expert”.

The Audit Committee’s responsibilities are described in a written charter adopted by the Board of Directors.  The Audit Committee Charter was amended in fiscal year 2005.  The Audit Committee serves as the representative of the Board for the general oversight of our affairs in the area of financial accounting and reporting, and its underlying internal controls. The Audit Committee makes recommendations to the Board concerning the engagement of independent accountants; reviews with the independent accountants the plans, scope and results of the audit engagement; approves professional services provided by the independent accountants; considers the range of audit and non-audit fees; verifies that auditors are independent of management and are objective in their findings; reviews the annual CPA audit and recommendations of internal controls and related management responses; reviews the audit reports with management and the auditor; oversees the internal audit function and the accounting and financial reporting processes of our company; and monitors management’s efforts to correct deficiencies described in any audit examination.

The Audit Committee has also established procedures for (i) the receipt, retention and treatment of complaints received by our company regarding accounting, internal accounting controls, or auditing matters, and (ii) the confidential, anonymous submission by employees of our company concerns regarding questionable accounting or auditing matters.

The Audit Committee held a total of five meetings during fiscal year 2008, which were attended by all of the Audit Committee members appointed at that time, except Laurence Murray who missed two audit committee meetings.  The Audit Committee also executed one unanimous consent in lieu of holding an audit committee meeting. A report of the Audit Committee which discusses the activities of the Audit Committee in more detail can be found on page 29.  The Audit Committee Charter, as amended, is available on our website at www.semotus.com, the content of which website is not incorporated by reference into, or considered a part of, this document.

Compensation Committee. The Compensation Committee currently consists of Messrs. Lanz, Williams and Murray, with Mr. Murray as its chairman. All members of the Compensation Committee are independent directors, as defined under the applicable listing standards imposed by the American Stock Exchange.  The Compensation Committee determines the compensation of senior executive officers (such as the Chief Executive Officer and Chief Financial Officer), subject, if the Board so directs, to the Board’s further ratification of the compensation; determines the compensation for other officers or delegates such determinations to the chief executive officer; grants options, stock or other equity interests under our stock option or other equity-based incentive plans; and administers those plans and, where such plans specify, our other employee benefit plans.

The Compensation Committee held one meeting during fiscal year 2008 and executed one unanimous consent in lieu of holding a committee meeting.  A report of the Audit Committee which discusses the activities of the Audit Committee in more detail can be found on page 30.  A copy of the Charter of the Compensation Committee, which became effective in February of 2003, is available on our website at www.semotus.com, the content of which website is not incorporated by reference into, or considered a  part of, this document.

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee was formed in November of 2003. The Nominating and Corporate Governance Committee currently consists of Messrs. Lanz, Williams and Murray, with Mr. Williams as its chairman.  All members of the Nominating and Corporate Governance Committee are independent directors, as defined under the applicable listing standards imposed by the American Stock Exchange.

The Nominating and Corporate Governance Committee assists the Board in identifying qualified individuals to become board members, in determining the composition of the board of directors and its committees, in monitoring a process to assess board effectiveness and in developing and implementing the Company’s corporate governance guidelines.

The Nominating and Corporate Governance Committee held one meeting during fiscal year 2008.  A copy of the Charter of the Nominating and Corporate Governance Committee, which became effective in November of 2003, is available on our website at www.semotus.com, the content of which website is not incorporated by reference into, or considered a  part of, this document.

Audit Committee Report

                      At the time of this Report, the Audit Committee of the Board consists of three directors who are not employees of the Company or any of its subsidiaries. Although the Company is quoted on the OTC Bulletin Board inter-dealer quotation system, which does not have director independence requirements, for purposes of determining director independence, we have applied the definitions of the NASDAQ Stock Market and the SEC. Accordingly, the Board believes that all the members of our Committee are “independent directors” as defined under these applicable listing standards.

           Our Committee has met and held discussions with management and the independent auditors, LL Bradford & Company, LLC. As a part of this process, we have:

• reviewed and discussed the audited financial statements with management,

• discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), and

• received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and discussed with the independent auditors their independence.

                      Based on the review and discussions referred to above, our committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-KSB for the fiscal year ended March 31, 2008, for filing with the SEC.

Audit Committee Of The Board Of Directors

/s/ Robert Lanz
Robert Lanz
Chairman

/s/ Mark Williams
Mark Williams

/s/ Laurence W. Murray
Laurence W. Murray

Compensation Committee Report on Executive Compensation

The Compensation Committee of the Board of Directors (the "Committee") is made up entirely of independent, non-employee Directors. The Committee is responsible for reviewing and approving base salaries, bonuses, long-term incentives and other compensation for Company Directors and executive officers. In meeting this responsibility, the Committee's policy is to ensure that executive compensation is appropriately competitive in the attraction and retention of talented leaders, and is linked closely to individual performance, Company performance, and increases in Semotus shareholder value.

After the end of each year, the Committee asks the Chief Executive Officer (“CEO”) to present the current and proposed compensation plan, along with supporting competitive market data, for each executive officer and director. After discussion about the individual performance of each executive and other highly compensated employees, individual compensation plans are approved and established. The Committee meets in Executive Session to review similar information on the CEO (who is absent from this portion of the meeting). The Committee monitors the performance of the CEO and other executive officers throughout the year, and has final responsibility for determining their compensation levels.

The Company's executive compensation program also takes into account the compensation practices of companies with whom Semotus competes for executive talent.  Semotus’ policy is to manage overall executive compensation at the median level relative to companies with which we compete for executive talent, with appropriate variation for high-performing individuals and Company performance.  However, currently, due to the Company’s tight cash flow, Semotus is compensating executives at the lower level relative to companies with which we compete for executive talent.

Executive employee compensation has three components: base salary, performance award (bonus), and long-term incentives, each explained more fully below.

Base Salaries
Base salaries for all Semotus employees – including the Company's top executives – are based upon an evaluation of their responsibilities, an assessment of their performance, and market comparisons from compensation surveys. Average salaries for each employee group are managed such that they fall within the median range of the competing market, in order to ensure Semotus’ ability to attract and retain a talented workforce. Changes in base salary for the executives named in the Proxy Statement compensation tables, as well as for all Semotus employees, depend upon projected changes in the external market as well as the individual's contributions to Semotus’ corporate performance.

Each executive's base salary is initially determined with reference to competitive pay practices and is dependent upon the executive's level of responsibility and experience. The Committee uses its discretion, rather than a formal weighting system, to evaluate these factors and to determine individual base salary levels. Thereafter, base salaries are reviewed periodically, and increases, or decreases, are made based on the Committee's subjective assessment of individual performance, as well as the factors discussed above.

Performance Awards (Bonuses)
The Committee has the discretion to determine the conditions (including corporate financial results and individual performance objectives) applicable to annual performance award payments and the amounts of such awards. Because the Company did not meet the financial objectives established for the year, the Committee made no cash bonus awards to any executive officers or other highly compensated employees.

Long-Term Incentive Compensation
In fiscal year 2008, long-term incentive compensation for senior executives, including the officers of the Company, consisted of the continued vesting of outstanding grants of existing stock options granted under the Company’s Stock Option Plans as well as new grants of additional stock options to all the directors and executives, whose retention and services are critical to the Company. These stock options have either an immediate vesting period, or a two, three or four-year pro-rata vesting period to encourage retention of key executives and to provide a longer-term focus towards creation of shareholder value. The exercise price of these options was the fair market value on the grant date, or reprice date, as applicable. As a result, executives receive future gains from these options only to the extent the price of Semotus stock increases. The entire Board of Directors of the Company approves long-term incentive compensation awards after evaluating the contribution of each executive to the Company's long-term performance and the impact of each executive's position on the organization.

Additionally, every employee at Semotus below the executive officer level has been awarded one or more stock option grants under the Company’s broad-based stock option program.  This plan is a vital element of the Company’s drive to develop and motivate employees who will sustain Semotus’ long-term performance.  The Committee believes that the performance of all of its employees will contribute significantly to the Company’s future success.

Compensation of the CEO
Anthony N. LaPine became the Company's Chairman, President and Chief Executive Officer on May 1, 1996. Mr. LaPine resigned from his position as President on December 14, 2005, but remains the Company’s Chairman and Chief Executive Officer.  In connection with his employment, the Company entered into a three year employment agreement with Mr. LaPine on May 1, 1996, which automatically renewed for additional one year periods until July 15, 2007.

Effective July 15, 2007, the Committee agreed that the Company should enter into a new employment agreement with Mr. LaPine for a term of three years.  Under this new employment agreement, Mr. LaPine is entitled to a base salary of $240,000 per year, plus discretionary increases in accordance with the Company’s standard review procedure. However, Mr. LaPine’s previous voluntary decrease of $24,000 annually in compensation will continue with the same voluntary decrease in his annual salary under the new employment agreement so that Mr. LaPine will continue to be compensated at an annual salary of $216,000.  Mr. LaPine also receives a car allowance in the amount of $1,000 per month. Mr. LaPine is eligible for an annual bonus, with the actual amount of bonus paid to be determined by the Committee in its sole discretion, based upon such factors and performance goals as the Committee deems appropriate. If Mr. LaPine’s employment is terminated by the Company without cause or by Mr. LaPine for good reason as provided in the Agreement, or if the Company is acquired or dissolves and a new employment agreement satisfactory to Mr. LaPine cannot be reached, all stock and stock options of the Company then owned by Mr. LaPine which are unvested shall become immediately fully vested, and the Company shall pay to Mr. LaPine severance pay equal to the remaining years and/or months of his then current base salary that are due, based on a three year agreement term.

On March 28, 2008, the Committee agreed that the Company should extend the initial three year term of Mr. LaPine’s existing employment agreement by one year, so that the initial term of his employment agreement will expire after four years, or on July 15, 2011.

Additionally, on March 28, 2008, the Committee granted Mr. LaPine 400,000 options to purchase common stock of the Company under the Company’s 2005 Stock Option Plan, at an exercise price of $0.275 per share, which is equal to 110% of the fair market value on the grant date, vesting immediately and having a five year term.

Compensation of the President
Effective as of December 14, 2005, the Company appointed Pamela LaPine as its President.  Ms. LaPine had been the Company’s Executive Vice President since 2000.  During the fiscal year 2008, her annual base salary was $144,800. Ms. LaPine also receives a car allowance in the amount of $1,000 per month.  Ms. LaPine is eligible for an annual bonus, the amount of which will be determined by the Committee in its sole discretion, based upon such factors and performance goals as the Committee deems appropriate.  The Committee has agreed that no bonuses will be paid to Mrs. LaPine until the Company turns profitable for a reasonable period of time.  Therefore, Ms. LaPine did not receive a bonus for the fiscal year ended March 31, 2008.  However, on March 28, 2008, the Committee granted Ms. LaPine 250,000 additional stock options exercisable at $0.275 per share, which is equal to 110% of the closing price of the stock on the grant date, with immediate vesting and having a five year term.  Ms. LaPine is an at will employee.

Compensation Committee Interlocks and Insider Participation
During fiscal year 2008, there were no Compensation Committee interlocks and no participation in Compensation Committee decisions that were required to be reported under the rules and regulations of the Securities and Exchange Act of 1934, as amended.

The foregoing report on executive compensation is provided by the following non-employee directors, who constituted the Compensation Committee during fiscal year 2008:

/s/ Laurence Murray
Laurence Murray, Chairman

/s/ Robert Lanz
Robert Lanz

/s/ Mark Williams
Mark Williams

Principal Accountant Fees and Services

The aggregate fees billed for professional services rendered to us by L.L. Bradford & Company, LLC for the years ended March 31, 2008 and 2007 were:
	2008	2007
Audit fees	$ 36,000	$ 36,000
Audit-related fees:
SEC filings review and consent	--	--
	--------------------	--------------------
Total audit and audit-related fees	$ 36,000	$ 36,000
Tax fees	--	--
All other fees	--	--
	-------------------	--------------------
Total fees	$ 36,000	$ 36,000

The aggregate fees billed for all audit-related services rendered by L.L. Bradford & Company, LLC for the years ended March 31, 2007 and 2008 (see chart above under heading “Audit-related fees”) relate to the review of various SEC filings and correspondence, such as Form S-3s.  No other professional services were rendered or fees were billed by L.L. Bradford & Company, LLC for the most recent fiscal year or for the year ending March 31, 2007.

Our Audit Committee has adopted policies and procedures for the pre-approval of the above fees.  All requests for services to be provided by our independent accountants are submitted to the Audit Committee.  Requests for all non-audit related services require pre-approval form the Audit Committee.

ADDITIONAL INFORMATION

THE COMPANY’S 2008 ANNUAL REPORT ON FORM 10-KSB, INCLUDING FINANCIAL STATEMENTS FOR THE YEAR ENDED MARCH 31, 2008, IS BEING DISTRIBUTED TO ALL STOCKHOLDERS OF THE COMPANY TOGETHER WITH THIS PROXY STATEMENT, IN SATISFACTION OF THE REQUIREMENTS OF THE SECURITIES AND EXCHANGE COMMISSION. ADDITIONAL COPIES OF THE REPORT, EXCEPT FOR EXHIBITS, ARE AVAILABLE AT NO CHARGE UPON REQUEST. TO OBTAIN ADDITIONAL COPIES OF THE ANNUAL REPORT ON FORM 10-KSB, PLEASE CONTACT SEMOTUS SOLUTIONS, 718 UNIVERSITY AVE., SUITE 202, LOS GATOS, CA 95032, OR AT TELEPHONE NUMBER (408) 399-6120.

COMMUNICATING WITH THE BOARD OF DIRECTORS

The Board does not currently have a formal process for security holders to send communications to the Board.  We, however, encourage stockholders to communicate directly with the Board as a whole, with non-management directors or with specified individual directors, by sending correspondence to the Corporate Secretary at 718 University Ave., Suite 202, Los Gatos, CA 95032.

Under our Company's Bylaws, stockholders may propose business to be brought before an annual meeting.  In order for a stockholder to submit a proposal for consideration at our annual meeting, the stockholder must fulfill the requirements set forth in our by-laws and Rule 14a-8 under the Securities Exchange Act of 1934 setting forth specified information with respect to the stockholder and additional information as would be required under Regulation 14A under the Exchange Act and Rule 14a-8 for a proxy statement used to solicit proxies for such nominee.  In general, the notice must be delivered not less than one hundred and twenty (120) days prior to the first anniversary of the preceding year’s mailing date of the annual meeting’s proxy statement.

If you intend to propose any matter for action at our 2009 Annual Meeting of Stockholders and wish to have the proposal included in our proxy statement, you must submit your proposal to the Secretary of Semotus Solutions at 718 University Ave., Suite 202, Los Gatos, CA 95032, not later than 5:00 p.m. Pacific Standard Time on or before April 8, 2009. Please note that proposals must comply with all of the requirements of Rule 14a-8 under the Securities Exchange Act of 1934. Only then can we consider your proposal for inclusion in our proxy statement and proxy relating to the 2009 Annual Meeting. We will be able to use proxies you give us for the next year’s meeting to vote for or against any stockholder proposal that is not included in the proxy statement at our discretion unless the proposal is submitted to us on or before April 8, 2009.

Anthony N. LaPine
Chief Executive Officer

Los Gatos, California
July __, 2008

APPENDIX A
SEMOTUS SOLUTIONS, INC.
                                                                        2005 STOCK OPTION PLAN
AS AMENDED AND RESTATED

1.           PURPOSES OF THE PLAN.  The purposes of this 2005 Stock Option Plan (the "Plan") of  Semotus Solutions, Inc. (the "Company") are to:

(i)           encourage selected officers, directors, employees and consultants to improve operations and increase profits of the Company;

(ii)           encourage selected officers and employees to accept or continue employment with the Company or its Affiliates; and

(iii)           increase the interest of selected officers, directors, employees and consultants in the Company's welfare through participation in the growth in value of the common stock of the Company ("Common Stock").

Options granted under this Plan ("Options") may be "incentive stock options" ("ISOs"), intended to satisfy the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or "nonqualified options" ("NQOs").

2.           ELIGIBLE PERSONS.  Every person who at the date of grant of an Option is an employee of the Company or of any Affiliate (as defined below) (including employees who are also officers or directors of the Company or of any Affiliate) is eligible to receive NQOs or ISOs under this Plan. The term "Affiliate" as used in the Plan means a parent or subsidiary corporation as defined in the applicable provisions (currently Sections 424(e) and (f), respectively) of the Code.  Every person who is a director, officer, employee of or consultant to the Company or any Affiliate at the date of grant of an Option is eligible to receive NQOs under this Plan.

3.           STOCK SUBJECT TO THIS PLAN.  Subject to the provisions of Section 6.1.1 of the Plan, the maximum aggregate number of shares of stock that may be granted pursuant to this Plan is two million, one hundred fifty thousand (2,150,000) shares of Common Stock.  The shares unexercised shall become available again for grants under the Plan.

4.           ADMINISTRATION.

4.1           Option Committee.  This Plan shall be administered by the Board of Directors of the Company (the "Board") or by a committee of at least two non-employee Board members to which administration of the Plan is delegated (in either case, the "Option Committee").  No member of the Option Committee shall be liable for any decision, action, or omission respecting the Plan, any options, or any option shares.

4.2           Disinterested Administration. This Plan shall be administered in accordance with the disinterested administrative requirements of Rule 16b-3 promulgated by the Securities and Exchange Commission ("Rule 16b-3"), or any successor rule thereto.

4.3            Authority of the Option Committee.  Subject to the other provisions of this Plan, the Options Committee shall have the authority, in its discretion: (i) to grant Options; (ii) to determine the fair market of the Common Stock subject to Options; (iii) to determine the exercise price of Options granted; (iv) to determine the persons whom, and the time or times at which, Options shall be granted, and the number of shares of Common Stock subject to each Option; (v) to interpret this Plan; (vi) to prescribe, amend, and rescind rules and regulations relating to this Plan; (vii) to determine the terms and provisions of each Option granted (which need not be identical), including but not limited to, the time or times at which Options shall be exercisable; (viii) with the consent of the optionee, to modify or amend any Option; (ix) to defer (with the consent of the optionee) or accelerate the exercise date or vesting of any Option; (x) to authorize any person to execute on behalf of the Company any instrument evidencing the grant of an Option; and (xi) to make all other determination deemed necessary or advisable for the administration of this Plan.  The Option Committee may delegate nondiscretionary administrative duties to such employees of the Company as it deems proper.

4.4           Determinations Final.  All questions of interpretation, implementation, and application of this Plan shall be determined by the Option Committee.  Such determinations shall be final and binding on all persons.

5.           GRANTING OF OPTIONS: OPTION AGREEMENT.

5.1           Ten-Year Term.  The Board shall grant no Options under this Plan after ten years from the date of adoption of this Plan.

5.2           Option Agreement.  Each Option shall be evidenced by a written stock option agreement, in form satisfactory to the Company, executed by the Company and the person to whom such Option is granted; provided, however, that the failure by the Company, the optionee, or both to execute such an agreement shall not invalidate the granting of any Option.

5.3           Designation as ISO or NQO.  The agreement shall specify whether each Option it evidences is a NQO or an ISO.  Notwithstanding designation of any Option as an ISO or a NQO, if the aggregate fair market value of the shares under Options designated as ISOs would become exercisable for the first time by any Optionee at a rate in excess of $100,000 in any calendar year (under all plans of the Company), then unless otherwise provided in the stock option agreement or by the Option Committee, such Options shall be NQOs to the extent of the excess above $100,000.  For purposes of this Section 5.3, the Options shall be taken into account in the order in which they were granted, and the fair market value of the shares shall be determined as of the time the Option with respect to such shares is granted.

5.4           Grant to Prospective Employees.  The Option Committee may approve the grant of Options under this Plan to persons who are expected to become employees of the Company, but are not employed at the date of approval.  In such cases, the Option shall be deemed granted, without further approval, on the date the optionee is first treated as an employee for payroll purposes.

6.           TERMS AND CONDITIONS OF OPTIONS.  Each Option granted under this Plan shall be designated as a NQO or an ISO.  Each Option shall be subject to the terms and conditions set forth in Section 6.1.  NQOs shall be also subject to the terms and conditions set forth in Section 6.2, but not those set forth in Section 6.3.  ISOs shall also be subject to the terms and conditions set forth in Section 6.3, but not those set forth in Section 6.2.

6.1           Terms and Conditions to Which All Options Are Subject.  All Options granted under this Plan shall be subject to the following terms and conditions:

6.1.1           Changes in Capital Structure.  The existence of outstanding Options shall not affect the Company's right to effect adjustments, recapitalization, reorganizations, or other changes in its or any other corporation's capital structure or business, any merger or consolidation, any issuance of bonds, debentures, preferred, or prior preference stock ahead of or affecting Common Stock, the dissolution or liquidation of the Company's or any other corporation's assets or business or any other corporate act whether similar to the events described above or otherwise.  Subject to Section 6.1.2, if the stock of the Company is changed by reason of a stock split, reverse stock split, stock dividend, recapitalization, or other event, or converted into or exchanged for other securities as a result of a merger, consolidation, reorganization, or other event, appropriate adjustments shall be made in (i) the number and class of shares of stock subject to this Plan and each outstanding Option; provided, however, that the Company shall not be required to issue fractional shares as a result to any such adjustments.  Each such adjustment shall be subject to approval by the Option Committee in its sole discretion, and may be made without regard to any resulting tax consequence to the optionee.

6.1.2           Corporate Transactions.  In connection with (i) any merger, consolidation, acquisition, separation, or reorganization in which more than 50% of the shares of Common Stock of the Company outstanding immediately before such event are converted into cash or into another security, (ii) any dissolution or liquidation of the Company or any partial liquidation involving 50% or more of the assets of the Company, (iii) any sale of more than 50% of the Company's assets, or (iv) any like occurrence in which the Company is involved, the Option Committee may, in its absolute discretion, do one or more of the following upon ten days' prior written notice to optionees; (a) accelerate any vesting schedule to which an Option is subject; (b) cancel Options upon payment to each optionee in cash, with respect to each Option to the extent then exercisable, of any amount which, in the absolute discretion of the Option Committee, is determined to be equivalent to any excess of the market value (at the effective time of such event) of the consideration that such optionee would have received of the Option had been exercised before the effective time over the exercise price of the Option; (c) shorten the period during which such Options are exercisable (provided they remain exercisable, to the extent otherwise exercisable, for at least ten days after the date the notice is given); or (d) arrange that new option rights be substituted for the option rights granted under this Plan, or that the Company's obligations as to Options outstanding under this Plan be assumed, by an employer corporation other than the Company or by a parent or subsidiary of such employer corporation.  The actions described in this Section 6.1.2 may be taken without regard to any resulting tax consequence to the optionee.

6.1.3           Time of Option Exercise.  Except as necessary to satisfy the requirements of Section 422 of the Code and subject to Section 5, Options granted under this Plan shall be exercisable (a) immediately as of the effective date of the stock option agreement granting the Option, or (b) at such other times as are specified in the written stock option agreement relating to such Option: provided, however, that so long as the optionee is a director or officer, as those terms are used in Section 16 of the Exchange Act, such Option may not be exercisable, in whole or in part, at any time prior to the six-month anniversary of the date of the Option grant, unless the Option Committee determines that the foregoing provision is not necessary to comply with the provisions of Rule 16b-3 or that Rule 16b-3 is not applicable to the Plan.  No Option shall be exercisable, however, until a written stock option agreement in form satisfactory to the Company is executed by the Company and the optionee. The Option Committee, in its absolute discretion, may later waive any limitations respecting the time at which an Option or any portion of an Option first becomes exercisable.

6.1.4           Option Grant Date.  Except as provided in Section 5.4 or as otherwise specified by the Option Committee, the date of grant of an Option under this Plan shall be the date as of which the Option Committee approves the grant.

6.1.5           Nonassignability of Option Rights.  No Option granted under this Plan shall be assignable or otherwise transferable by the optionee except by will, by the laws of descent and distribution, or pursuant to a qualified domestic relations order (limited in the case of an ISO, to a qualified domestic relations order that effects a transfer of an ISO that is community property as part of a division of community property).  During the life of the optionee, an Option shall be exercisable only by the optionee.

6.1.6           Payment.  Except as provided below, payment in full shall be made for all stock purchased at the time written notice of exercise of an Option is given to the Company, and proceeds of any payment shall constitute general funds of the Company.  Payment may be made in cash, by delivery to the Company of shares of Common Stock owned by the optionee (duly endorsed in favor of the Company or accompanied by a duly endorsed stock power), or by any other form of consideration and method of payment to the extent permitted under any applicable laws.  Any shares delivered shall be valued as of the date of exercise of the Option in the manner set forth in Section 6.1.12.  Optionees may not exercise Options by delivery of shares more frequently than at six-month intervals.

6.1.7           Termination of Employment.  Unless determined otherwise by the Option Committee in its absolute discretion to the extent not already expired or exercised, every Option granted under this Plan shall terminate at the earlier of (a) the Expiration Date (as defined in Section 6.1.12) or (b) three months after termination of employment with the Company or any Affiliate; provided, that an Option shall be exercisable after the date of termination of employment only to the extent exercisable on the date of termination; and provided further, that if termination of employment is due to the optionee's death or "disability" ( as determined in accordance with Section 22(e)(3) of the Code), the optionee, or the optionee's personal representative (or any other person who acquires the Option from the optionee by will or the applicable laws of descent and distribution), may at any time within 18 months after the termination of employment (or such lesser period as is specified in the option agreement but in no event after the Expiration Dare of the Option), exercise the rights to the extent they were exercisable on the date of termination.  Transfer of an optionee from the Company to an Affiliate or vice versa, or from one Affiliate to another, or a leave of absence due to sickness, military service, or other cause duly approved by the Company, shall not be deemed a termination of employment for purposes of this Plan.  For the purpose of this Section 6.1.7, "employment" means engagement with the Company or any subsidiary of the Company either as an employee, as a director, or as a consultant.

6.1.8           Repurchase of Stock.  At the time the Company grants Options under this Plan, the Company may retain, for itself or others, rights to purchase the shares acquired under the Option or impose other restrictions on the shares.  The terms and conditions of any such rights or other restrictions shall be set forth in the stock option agreement evidencing the Option.

6.1.9           Withholding and Employment Taxes.  At the time of exercise of an Option (or at such later time(s) as the Company may prescribe), the optionee shall remit to the Company in cash all applicable (as determined by the Company in its sole discretion) federal and state withholding taxes.  Subject to compliance with all applicable laws, the Option Committee may, in the exercise of its sole discretion, permit an optionee to pay some or all of such taxes by means of a promissory note on such terms as the Option Committee deems appropriate.  If authorized by the Option Committee in its sole discretion, and if the Option has been held for six months or more, an optionee may elect to have shares of Common Stock which are acquired upon exercise of the Option withheld by the Company or to tender to the Company other shares of Common Stock or other securities of the Company owned by the optionee on the date of determination of the amount of tax to be withheld as a result of the exercise of such Option (the "Tax Date") to pay the amount of tax that is required by law to be withheld by the Company as a result of the exercise of such Option, provided that the election satisfies the following requirements:

(i) the election shall be irrevocable, shall be made at least six months before the Option exercise, and shall be subject to the disapproval of the Option Committee at any time before consummation of the Option exercise; or

(ii) the election shall be made in advance to take effect in a subsequent "window period" (as defined below) in which the Option is exercised, and the Option Committee shall approve the election when it is made or at any time thereafter up to consummation of the Option exercise; or

(iii) the election shall be made in a window period and the approval of the Option Committee shall be given after the election is made and within the same window period, and the Option exercise shall be consummated within such window period; or

(iv) shares or other previously owned securities shall be tendered (but stock shall not be withheld.) at any time up to the consummation of the Option exercise (in which event, neither a prior irrevocable election nor window period timing nor shall be required).

A "window period" is the period beginning on the third business day following the date of release for publication of quarterly or annual summary statements of sales and earnings and ending on the 12th business day following such date.  Any securities so withheld or tendered shall be valued by the Company as of the Tax Date.

6.1.10                      Other Provisions.  Each Option granted under this Plan may contain such other terms, provisions, and conditions not consistent with this Plan as may be determined by the Option Committee, and each ISO granted under this Plan shall include such provisions and conditions as are necessary to qualify the Option as an "incentive stock option" within the meaning of Section 422 of the Code.

6.1.11                      Determination of Value.  For purposes of the Plan, the value of Common Stock or other securities of the Company shall be determined as follows:

(i)  If the Common Stock of the Company is listed on any established stock exchange or a national market system, including without limitation the National Market System of the National Association of Securities Dealers Automated Quotation System, its fair market value shall be the closing sales price for such Common Stock or the closing bid if no sale was reported, as quoted on such system or exchange (or the largest such exchange) for the date the value is to be determined (or if there is no sale for such date, then for the last preceding business day on which there was at least one sale), as reported in the Wall Street Journal.

(ii) If the Common Stock of the Company is regularly quoted by a recognized securities dealer but selling prices are not reported, its fair market value shall be the mean between the high bid and low asked prices for the Common Stock on the date the value is to be determined (or if there is no quoted price for the date of grant, then for the last preceding business day on which there was a quoted price).

(iii)  If the Common Stock of the Company is as described in Section 6.1.11(i) or (ii), but is restricted by law, contract, market conditions, or otherwise as to salability or transferability, its fair market value shall be as set forth in Section 6.1.11(i) or (ii), as appropriate, less, as determined by the Option Committee, an appropriate discount, based on the nature and terms of the restrictions.

(iv)  In the absence of an established market for the Common Stock, the fair market value thereof shall be determined by the Option Committee, with reference to the Company's net worth, prospective earning power, dividend-paying capacity, and other relevant factors, including the goodwill of the Company, the economic outlook in the Company's industry, the Company's position in the industry and its management, and the values of stock of other corporations in the same or a similar line of business.

6.1.12                      Option Term.  No Option shall be exercisable more than ten years after the date of grant, or such lesser period of time is set forth in the stock option agreement (the end of the maximum exercise period stated in the stock option agreement is referred to in this Plan as the "Expiration Date").  No Option/ISO granted to any person who owns, directly or by attribution, stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company of any Affiliate (a "Ten Percent Stockholder") shall be exercisable more than five years after the date of grant.

6.1.13                      Exercise Price.  The exercise price of any Option granted to any Ten Percent Stockholder shall in no event be less than 110 percent of the fair market value (determined in accordance with Section 6.1.11) of the stock covered by the Option at the time the Option is granted.

6.1.14                      Compliance with Securities Laws.  The Company shall not be obligated to offer or sell any shares of Common Stock upon exercise of an Option unless the shares of Common Stock are at that time effectively registered or exempt from registration under the federal securities laws and the offer and sale of the shares of Common Stock are otherwise in compliance with all applicable state and local securities laws.  The Company shall have no obligation to register the shares of Common Stock under the federal securities laws or take whatever other steps may be necessary to enable the shares of Common Stock to be offered and sold under federal or other securities laws.  Upon exercising all or any portion of an Option, an optionee may be required to furnish representations or undertakings deemed appropriate by the Company to enable the offer  and sale of the shares of Common Stock or subsequent transfers of any interest in the shares of Common Stock to comply with applicable securities laws.  Stock certificates evidencing shares of Common Stock acquired upon exercise of options shall bear any legend required by, or useful for purposes of compliance with, applicable securities laws, this Plan, or the stock option agreement evidencing the Option.

6.2           Terms and Conditions to Which Only NQOs Are Subject.  Options granted under this Plan which are designated as NQOs shall be subject to the following terms and conditions:

6.2.1           Exercise Price.  Except as set forth in Section 6.1.13, the exercise price of a NQO shall not be less than 85 percent of the fair market value (determined in accordance with Section 6.1.12) of the stock subject to the Option on the date of grant.

6.3           Terms and Conditions to Which Only ISOs Are Subject.  Options granted under this Plan which are designated as ISOs shall be subject to the following terms and conditions:

6.3.1           Exercise Price.  Except as set forth in Section 6.1.13, the exercise price of an ISO shall be determined in accordance with the applicable provisions of the Code and shall in no event be less than the fair market value (determined in accordance with Section 6.1.11) of the Common Stock covered by the Option at the time the Option is granted.

6.3.2           Disqualifying Dispositions.  If Common Stock acquired upon exercise of an ISO is disposed of in a "disqualifying disposition" within the meaning of Section 422 of the Code, the holder of the Common Stock immediately before the disposition shall notify the Company in writing of the date and terms of the disposition and comply with any other requirements imposed by the Company in order to enable the Company to secure any related income tax deduction to which it is entitled.

7.           MANNER OF EXERCISE.

7.1           Notice of Exercise.  An optionee wishing to exercise an Option shall give written notice to the Company at its principal executive office, to the attention of the officer of the Company designated by the Option Committee, accompanied by payment of the exercise price as provided in Section 6.1.6.  The date the Company receives written notice of an exercise hereunder accompanied by payment of the exercise price and, if required, by payment of any federal or state withholding or employment taxes required to be withheld by virtue of exercise of the Option will be considered as the date such Option was exercised.

7.2           Issuance of Certificates.  Promptly after receipt of written notice of exercise of an Option, the Company shall, without stock issue or transfer taxes to the optionee or other person entitled to exercise the Option, deliver to the optionee or such other person a certificate or certificates for the requisite number of shares of Common Stock.  Unless the Company specifies otherwise, an optionee or transferee of an optionee shall not have any privileges as a shareholder with respect to any Common Stock covered by the Option until the date of issuance of a stock certificate.  Subject to Section 6.1.1 hereof, no adjustment shall be made for dividends or other rights for which the record date is prior to the date the certificates are delivered.

8.           EMPLOYMENT RELATIONSHIP.  Nothing in this Plan or any Option granted thereunder shall interfere with or limit in any way the right of the Company or of any of its Affiliates to terminate any optionee's employment at any time, nor confer upon any optionee any right to continue in the employ of the Company or any of its Affiliates.

9.           AMENDMENTS TO PLAN.  The Board may amend this Plan at any time.  Without the consent of an optionee, no amendment may affect outstanding Options except to conform this Plan and ISOs granted under this Plan to federal or other tax laws relating to incentive stock options.  No amendment shall require shareholder approval unless shareholder approval is required to preserve incentive stock option treatment for tax purposes or the Board otherwise concludes that shareholder approval is advisable.

10.           SHAREHOLDER APPROVAL: TERM.  The Board of Directors of the Company adopted this Plan on July 21, 2005, and the Company's shareholders approved this Plan on September 22, 2005.  This Plan shall terminate ten years after initial adoption by the Board unless terminated earlier by the Board.  The Board may terminate this Plan without shareholder approval.  No Options shall be granted after termination of this Plan, but termination shall not affect rights and obligations under then-outstanding Options.

PROXY CARD

SEMOTUS SOLUTIONS, INC.
SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

           The undersigned hereby appoints Anthony N. LaPine with the power to appoint his substitute, and hereby authorizes him to represent and to vote as designated below, all the shares of common stock of Semotus Solutions, Inc. held of record by the undersigned on July 23, 2008, at the Annual Meeting of Shareholders to be held at the Company’s offices located at 718 University Ave., Suite 202, Los Gatos, CA 95032, on Wednesday, September 17, 2008, at 1:00 p.m., Pacific Time or any adjournment thereof.

           THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3, 4, 5, 6 & 7.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF SEMOTUS SOLUTIONS, INC. PLEASE SIGN AND RETURN THIS PROXY IN THE ENCLOSED PRE-ADDRESSED ENVELOPE. THE GIVING OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.

           SHARES OF COMPANY STOCK REPRESENTED BY THIS PROXY WILL BE VOTED AT THE MEETING IN ACCORDANCE WITH THE SHAREHOLDER’S SPECIFICATIONS ON THE REVERSE SIDE. THIS PROXY CONFERS DISCRETIONARY AUTHORITY IN RESPECT TO MATTERS NOT KNOWN OR DETERMINED AT THE TIME OF THE MAILING OF THE NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS TO THE UNDERSIGNED.

           The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders, Proxy Statement and Annual Report on Form 10-KSB.

(To be signed on the other side)

SEMOTUS SOLUTIONS, INC.
718 UNIVERSITY AVE., SUITE 202
LOS GATOS, CA 95032
ATTN: TALI DURANT

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have the enclosed proxy card in hand when you access the web site. You will be prompted to enter a 12-digit Control Number to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign, and date the enclosed proxy card and return it in the postage-paid envelope we have provided or return it to Semotus Solutions, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	SEMTS1	KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SEMOTUS SOLUTIONS, INC.

1.
Election of Directors;

To elect four (4) Directors if the Flint Transaction has not Closed prior to the Annual Meeting of Shareholders, to serve until the next Annual Meeting of Shareholders and until their successors have been duly elected and qualified:

01)	Anthony N. LaPine, 02) Robert Lanz, 03) Mark Williams, 04) Laurence W. Murray

     To elect four (4) Directors if the Flint Transaction does Close prior to the Annual Meeting of Shareholders’, to serve until the next Annual Meeting of Shareholders and until their successors have been duly elected and qualified:

        05)  Anthony N. LaPine, 06) Robert Lanz, 07) Vincent Browne, 08) Michael Butler

For All	Withhold All	For All Except:	To withhold authority to vote, mark “For All Except” and write the number of the nominee(s) on the line below.
[ ]	[ ]	[ ]	_______________________________________________

Vote On Proposals

2.	To ratify the appointment of L.L. Bradford & Company, LLC as our independent public accountants for the fiscal year ending March 31, 2009:

For	Against	Abstain
[ ]	[ ]	[ ]

3.	Approve an amendment of our Amended Articles of Incorporation to change the Company’s name from Semotus Solutions, Inc. to Flint Telecom Group, Inc.

For	Against	Abstain
[ ]	[ ]	[ ]

4.  To approve an amendment of our Amended Articles of Incorporation to increase the number of authorized shares of common stock from 50,000,000 to 100,000,000:

For	Against	Abstain
[ ]	[ ]	[ ]

5.  To approve an amendment to our 2005 Stock Option Plan to increase the number of shares of common stock issuable upon the exercise of stock options granted under the Plan from 1,150,000 to 2,150,000 shares.

For	Against	Abstain
[ ]	[ ]	[ ]

6.
Approve an amendment of our Amended Articles of Incorporation to effect a reverse stock split in a ratio ranging from one-for-two to one-for-five of all our issued and outstanding shares of our common stock.

For	Against	Abstain
[ ]	[ ]	[ ]

7.  To transact such other business as may properly come before the Annual Meeting of Shareholders or any adjournment thereof:

For	Against	Abstain
[ ]	[ ]	[ ]

Signature(s) should agree with the name(s) stenciled hereon. Executors, administrators, trustees, guardians and attorneys should indicate when signing. Attorneys should submit powers of attorney.

_________________________________________	_______________________________________
Signature [PLEASE SIGN WITHIN BOX] Date	Signature (Joint Owners)